                                                                  Exhibit 99.3


ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

FINANCIAL SECTION - TABLE OF CONTENTS

                                                                            Page Number
                                                                     ------------------------

Report of Independent Registered Public Accounting Firm - Deloitte
   & Touche LLP                                                                 26
Consolidated Statement of Operations                                            27
Consolidated Statement of Comprehensive Income (Loss)                           27
Consolidated Statement of Financial Position                                    28
Consolidated Statement of Cash Flows                                            29
Consolidated Statement of Shareholders' Deficit                                 30
Notes to Consolidated Financial Statements                                      31

                                                        SOLUTIA INC.
                                                  (DEBTOR-IN-POSSESSION)
                                           CONSOLIDATED STATEMENT OF OPERATIONS
                                (DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                         -------------------------------------------------
                                                                               2006              2005             2004
                                                                               ----              ----             ----

NET SALES.........................................................            $2,795            $2,645           $2,529
Cost of goods sold................................................             2,435             2,341            2,336
                                                                              ------            ------           ------
GROSS PROFIT......................................................               360               304              193
Marketing expenses................................................               131               130              133
Administrative expenses...........................................                97                92               96
Technological expenses............................................                44                44               44
Amortization of intangible assets.................................                 1                 1                1
                                                                              ------            ------           ------
OPERATING INCOME (LOSS)...........................................                87                37              (81)
Equity earnings (loss) from affiliates............................                38                96              (26)
Interest expense (a)..............................................              (100)              (79)            (108)
Other income, net.................................................                16                 8               --
Loss on debt modification.........................................                (8)               --              (15)
Reorganization items, net.........................................               (71)              (49)             (73)
                                                                              ------            ------           ------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX
EXPENSE (BENEFIT).................................................               (38)               13             (303)
Income tax expense (benefit)......................................                18                10               (7)
                                                                              ------            ------           ------
INCOME (LOSS) FROM CONTINUING OPERATIONS..........................               (56)                3             (296)
Income (Loss) from Discontinued Operations, net of tax............                58                 8              (24)
                                                                              ------            ------           ------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN
ACCOUNTING PRINCIPLE..............................................                 2                11             (320)
Cumulative Effect of Change in Accounting Principle, net of tax...                --                (3)              --
                                                                              ------            ------           ------
NET INCOME (LOSS).................................................            $    2            $    8           $ (320)
                                                                              ======            ======           ======

BASIC AND DILUTED INCOME (LOSS) PER SHARE:
Income (Loss) from Continuing Operations..........................            $(0.54)           $ 0.03           $(2.83)
Net Income (Loss).................................................            $ 0.02            $ 0.08           $(3.06)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING.............             104.5             104.5            104.5

(a) Interest expense excludes unrecorded contractual interest expense of $32 in 2006, 2005 and 2004.


                                  CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
                                                  (DOLLARS IN MILLIONS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                         -------------------------------------------------
                                                                               2006              2005             2004
                                                                               ----              ----             ----

NET INCOME (LOSS)...................................................          $    2            $    8           $ (320)
OTHER COMPREHENSIVE INCOME (LOSS):
Currency translation adjustments....................................             (12)              (11)              15
Net unrealized gain (loss) on derivative instruments................               1                (1)              --
Minimum pension liability adjustments, net of tax of $4 in 2006,
  $(2) in 2005 and $3 in 2004.......................................              24                (6)             (18)
                                                                              ------            ------           ------
COMPREHENSIVE INCOME (LOSS).........................................          $   15            $  (10)          $ (323)
                                                                              ======            ======           ======

See accompanying Notes to Consolidated Financial Statements.

                                                     SOLUTIA INC.
                                                (DEBTOR-IN-POSSESSION)
                                     CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                            AS OF DECEMBER 31,
                                                                                 ---------------------------------------
                                                                                        2006                 2005
                                                                                        ----                 ----
                                     ASSETS
CURRENT ASSETS:
Cash and cash equivalents.................................................           $      150           $      107
Trade receivables, net of allowances of $7 in 2006 and 2005...............                  271                  231
Miscellaneous receivables ................................................                  104                   94
Inventories...............................................................                  263                  241
Prepaid expenses and other assets.........................................                   33                   40
Assets of discontinued operations.........................................                   42                  109
                                                                                     ----------           ----------
TOTAL CURRENT ASSETS......................................................                  863                  822
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of
     $2,482 in 2006 and $2,451 in 2005....................................                  784                  760
INVESTMENTS IN AFFILIATES.................................................                  193                  205
GOODWILL..................................................................                   89                   76
IDENTIFIED INTANGIBLE ASSETS, NET ........................................                   31                   28
OTHER ASSETS..............................................................                   99                  102
                                                                                     ----------           ----------
TOTAL ASSETS..............................................................           $    2,059           $    1,993
                                                                                     ==========           ==========

                     LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable .........................................................           $      218           $      206
Accrued liabilities ......................................................                  233                  209
Short-term debt ..........................................................                  650                  300
Liabilities of discontinued operations ...................................                   15                   41
                                                                                     ----------           ----------
TOTAL CURRENT LIABILITIES ................................................                1,116                  756
LONG-TERM DEBT ...........................................................                  210                  247
OTHER LIABILITIES ........................................................                  289                  247
                                                                                     ----------           ----------
TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE...............................                1,615                1,250

LIABILITIES SUBJECT TO COMPROMISE ........................................                1,849                2,176

SHAREHOLDERS' DEFICIT:
Common stock (authorized, 600,000,000 shares, par value $0.01)
     Issued: 118,400,635 shares in 2006 and 2005..........................                    1                    1
Additional contributed capital............................................                   56                   56
Treasury stock, at cost (13,941,057 shares in 2006 and 2005)..............                 (251)                (251)
Net deficiency of assets at spinoff.......................................                 (113)                (113)
Accumulated other comprehensive loss......................................                  (67)                 (93)
Accumulated deficit.......................................................               (1,031)              (1,033)
                                                                                     ----------           ----------
TOTAL SHAREHOLDERS' DEFICIT...............................................               (1,405)              (1,433)
                                                                                     ----------           ----------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT...............................           $    2,059           $    1,993
                                                                                     ==========           ==========


See accompanying Notes to Consolidated Financial Statements.

                                                       SOLUTIA INC.
                                                  (DEBTOR-IN-POSSESSION)
                                            CONSOLIDATED STATEMENT OF CASH FLOWS
                                                   (DOLLARS IN MILLIONS)

                                                                                                   YEAR ENDED
                                                                                                  DECEMBER 31,
                                                                                    ----------------------------------------
                                                                                        2006          2005          2004
                                                                                        ----          ----          ----
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
OPERATING ACTIVITIES:
Net income (loss)...............................................................      $       2    $       8     $    (320)
Adjustments to reconcile to Cash From Operations:
         Cumulative effect of change in accounting principle, net of tax........             --            3            --
         (Income) Loss from discontinued operations, net of tax.................            (58)          (8)           24
         Depreciation and amortization..........................................            109          109           118
         Amortization of deferred credits.................................                   (9)          (9)          (33)
         Deferred income taxes..................................................              4            8            (4)
         Equity (earnings) loss from affiliates, net............................            (38)         (46)           26
         Gain on sale of Astaris assets.........................................             --          (50)           --
         Restructuring expenses and other charges ..............................              5           15           103
         Other, net.............................................................             (1)          (3)            4
         Changes in assets and liabilities:
                   Income taxes payable.........................................              4          (17)           (7)
                   Trade receivables............................................            (41)          31            (8)
                   Inventories..................................................            (15)         (32)            6
                   Accounts payable.............................................             15           20           118
                   Other assets and liabilities.................................            143          (57)           32
                   Liabilities subject to compromise:
                             Pension plan liabilities...........................           (196)          56            20
                             Other postretirement benefits liabilities..........           (102)         (48)          (83)
                             Other liabilities subject to compromise............             (9)         (19)           29
                                                                                      ---------    ---------     ---------
CASH PROVIDED BY (USED IN) OPERATIONS--CONTINUING OPERATIONS.....................          (187)         (39)           25
CASH PROVIDED BY OPERATIONS--DISCONTINUED OPERATIONS.............................             3           15            16
                                                                                      ---------    ---------     ---------
CASH PROVIDED BY (USED IN) OPERATIONS...........................................           (184)         (24)           41
                                                                                      ---------    ---------     ---------

INVESTING ACTIVITIES:
Property, plant and equipment purchases.........................................           (105)         (75)          (49)
Acquisition and investment payments, net of cash acquired.......................            (16)          --           (36)
Investment proceeds and property disposals, net.................................              5           81            (1)
                                                                                      ---------    ---------     ---------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES--CONTINUING OPERATIONS...........          (116)           6           (86)
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES--DISCONTINUED OPERATIONS.........            68           (6)          (11)
                                                                                      ---------    ---------     ---------
CASH USED IN INVESTING ACTIVITIES...............................................            (48)          --           (97)
                                                                                      ----------   ---------     ---------

FINANCING ACTIVITIES:
Net change in short-term debt obligations.......................................            350           --          (361)
Proceeds from issuance of long-term debt obligations............................             --           --           300
Payments on long-term debt obligations..........................................            (51)          --            --
Net change in cash collateralized letters of credit.............................             --           17            87
Deferred debt issuance costs....................................................            (17)          (1)          (14)
Other, net......................................................................             (7)          --            --
                                                                                      ---------    ---------     ---------
CASH PROVIDED BY FINANCING ACTIVITIES--CONTINUING OPERATIONS.....................           275           16            12
                                                                                      ---------    ---------     ---------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS................................             43           (8)          (44)

CASH AND CASH EQUIVALENTS:
BEGINNING OF YEAR...............................................................            107          115           159
                                                                                      ---------    ---------     ---------
END OF YEAR.....................................................................      $     150    $     107     $     115
                                                                                      =========    =========     =========


See accompanying Notes to Consolidated Financial Statements.

                                                   SOLUTIA INC.
                                              (DEBTOR-IN-POSSESSION)
                                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
                                              (DOLLARS IN MILLIONS)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                         ----------------------------------------
                                                                           2006            2005            2004
                                                                         ----------------------------------------
COMMON STOCK:
BALANCE, JANUARY 1                                                       $       1       $       1      $       1
                                                                         ---------       ---------      ---------
BALANCE, DECEMBER 31                                                     $       1       $       1      $       1
                                                                         ---------       ---------      ---------

ADDITIONAL CONTRIBUTED CAPITAL:
BALANCE, JANUARY 1                                                       $      56       $      56      $      56
                                                                         ---------       ---------      ---------
BALANCE, DECEMBER 31                                                     $      56       $      56      $      56
                                                                         ---------       ---------      ---------

NET DEFICIENCY OF ASSETS AT SPINOFF:
BALANCE, JANUARY 1                                                       $    (113)      $    (113)     $    (113)
                                                                         ---------       ---------      ---------
BALANCE, DECEMBER 31                                                     $    (113)      $    (113)     $    (113)
                                                                         ---------       ---------      ---------

TREASURY STOCK:
BALANCE, JANUARY 1                                                       $    (251)      $    (251)     $    (251)
    Shares purchased under employee stock plans - (0 shares in 2006
      and 2005 and (102,340) shares in 2004)                                    --              --             --
                                                                         ---------       ---------      ---------
BALANCE, DECEMBER 31                                                     $    (251)      $    (251)     $    (251)
                                                                         ---------       ---------      ---------

ACCUMULATED OTHER COMPREHENSIVE LOSS:
     ACCUMULATED CURRENCY ADJUSTMENT:
     BALANCE, JANUARY 1                                                  $      40       $      51      $      36
     Accumulated currency adjustments                                          (12)            (11)            15
                                                                         ---------       ---------      ---------
     BALANCE, DECEMBER 31                                                $      28       $      40      $      51
                                                                         ---------       ---------      ---------
     PENSION AND OTHER POSTRETIREMENT ITEMS:
     BALANCE, JANUARY 1                                                  $    (132)      $    (126)     $    (108)
     Minimum pension liability adjustments                                      24              (6)           (18)
     Incremental effect of adopting SFAS No. 158                                13              --             --
                                                                         ---------       ---------      ---------
     BALANCE, DECEMBER 31                                                $     (95)      $    (132)     $    (126)
                                                                         ---------       ---------      ---------
     DERIVATIVE INSTRUMENTS:
     BALANCE, JANUARY 1                                                  $      (1)      $      --      $      --
     Net unrealized gains (losses) on derivative instruments                     1              (1)            --
                                                                         ---------       ---------      ---------
     BALANCE, DECEMBER 31                                                $      --       $      (1)     $      --
                                                                         ---------       ---------      ---------
BALANCE, DECEMBER 31                                                     $     (67)      $     (93)     $     (75)
                                                                         ---------       ---------      ---------

ACCUMULATED DEFICIT:
BALANCE, JANUARY 1                                                       $  (1,033)      $  (1,041)     $    (746)
    Incremental effect of adopting FSP AUG AIR-1                                --              --             25
    Net income (loss)                                                            2               8           (320)
                                                                         ---------       ---------      ---------
BALANCE, DECEMBER 31                                                     $  (1,031)      $  (1,033)     $  (1,041)
                                                                         ---------       ---------      ---------

TOTAL SHAREHOLDERS' DEFICIT                                              $  (1,405)      $  (1,433)     $  (1,423)
                                                                         ---------       ---------      ---------


See accompanying Notes to Consolidated Financial Statements.

1. NATURE OF OPERATIONS AND BANKRUPTCY PROCEEDINGS

         Nature of Operations

         Solutia is a global manufacturer and marketer of a variety of high-performance chemical-based materials. Solutia is a world leader in performance films for laminated safety glass and after-market applications; specialties such as heat transfer fluids and aviation hydraulic fluids; and an integrated family of nylon products including high-performance polymers and fibers.

         Prior to September 1, 1997, Solutia was a wholly-owned subsidiary of the former Monsanto Company (now known as Pharmacia Corporation, a 100% owned subsidiary of Pfizer, Inc.). On September 1, 1997, Pharmacia distributed all of the outstanding shares of common stock of Solutia as a dividend to Pharmacia stockholders (the "Solutia Spinoff"). As a result of the Solutia Spinoff, on September 1, 1997, Solutia became an independent publicly held company and its operations ceased to be owned by Pharmacia. A net deficiency of assets of $113 resulted from the Solutia Spinoff.

         Bankruptcy Proceedings

         Overview
         --------

         On December 17, 2003, Solutia and its 14 U.S. subsidiaries (the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Chapter 11 Cases") in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB). Solutia's subsidiaries outside the United States were not included in the Chapter 11 filing.

         The filing was made to restructure Solutia's balance sheet, to streamline operations and to reduce costs, in order to allow Solutia to emerge from Chapter 11 as a viable going concern. The filing was also made to obtain relief from the negative financial impact of liabilities for litigation, environmental remediation and certain post-retirement benefits (the "Legacy Liabilities"), and liabilities under operating contracts, all of which were assumed at the time of the Solutia Spinoff. These factors, combined with the weakened state of the chemical manufacturing sector, general economic conditions and continuing high, volatile energy and crude oil costs were an obstacle to Solutia's financial stability and success.

         Under Chapter 11, Solutia is operating its businesses as a debtor-in-possession ("DIP") under court protection from creditors and claimants. Since the Chapter 11 filing, orders sufficient to enable Solutia to conduct normal business activities, including the approval of Solutia's DIP financing, have been entered by the Bankruptcy Court. While Solutia is subject to Chapter 11, all transactions not in the ordinary course of business require the prior approval of the Bankruptcy Court. Under the U.S. Bankruptcy Code, Solutia had the exclusive right to propose a plan of reorganization for 120 days following the Chapter 11 filing date. The Bankruptcy Court has subsequently approved extensions of this exclusivity period. The exclusivity period continues until the order disposing of the current motion is entered on the Bankruptcy Court's docket.

         On January 16, 2004, pursuant to authorization from the Bankruptcy Court, Solutia entered into a DIP credit facility. The DIP credit facility has subsequently been amended from time to time, with Bankruptcy Court approval. The DIP credit facility, as amended, currently consists of: (a) a $975 million fully-drawn term loan; and (b) a $250 million borrowing-based revolving credit facility, which includes a $150 million letter of credit subfacility. Of the $1,225 million facility, $150 million must be utilized to acquire Akzo Nobel's 50% interest in the Flexsys joint venture between Solutia and Akzo Nobel. For additional information regarding the DIP financing and the Flexsys acquisition, see Note 14 to the accompanying consolidated financial statements.

         As a consequence of the Chapter 11 filing, pending litigation against Solutia is generally stayed, and no party may take any action to collect its pre-petition claims except pursuant to an order of the Bankruptcy Court. November 30, 2004 was the last date by which holders of pre-petition date claims against the Debtors could file such claims. Any holder of a claim that was required to file such claim by November 30, 2004 and did not do so may be barred from asserting such claim against the Debtors and, accordingly, may not be able to participate in any distribution on account of such claim. Differences between claim amounts identified by the Debtors and claims filed by claimants will be investigated and resolved in connection with the Debtors' claims resolution process, and only holders of claims that are ultimately allowed for purposes of the Chapter 11 case will be entitled to distributions. Solutia has not yet completed its analysis of all the proofs of claim. Since the settlement terms of allowed claims are subject to a confirmed plan of reorganization, the ultimate distribution with respect to allowed claims is not presently ascertainable.

         On February 14, 2006, the Debtors filed with the Bankruptcy Court a Plan of Reorganization (the "Plan") and Disclosure Statement (the "Disclosure Statement"). The Plan and Disclosure Statement along with the Relationship Agreement (as defined below) and the Retiree Settlement Agreement, entered into among Solutia, the Official Committee of Unsecured Creditors (the "Unsecured Creditor's Committee") and Official Committee of Retirees appointed in the Chapter 11 Cases (the "Retirees'

Committee"), Monsanto Company ("Monsanto"), certain retirees and the other parties thereto (the "Retiree Settlement"), set forth the terms of a global settlement (the "Global Settlement") between Solutia, the Unsecured Creditors' Committee, the Retirees' Committee, Monsanto and Pharmacia. The Global Settlement provides for, among other things, a reallocation of certain Legacy Liabilities among Solutia, Monsanto and Pharmacia and the treatment that various constituencies in the Chapter 11 Cases would receive under the Plan. The reallocation of liabilities between Solutia and Monsanto is set forth in a Relationship Agreement (the "Relationship Agreement") which would be entered into between Solutia and Monsanto upon confirmation of the Plan. Since the February 14, 2006 filing, the Bankruptcy Court has not moved forward with the process to approve the Disclosure Statement and confirm the Plan.

         There are two adversary proceedings ongoing in our Chapter 11 case. JPMorgan, as indenture trustee of Solutia's debentures due 2027 and 2037, filed litigation against Solutia claiming that such debentures are entitled to secured status as opposed to general unsecured status as set forth in the Plan. In addition, the Official Committee of Equity Security Holders ("Equity Committee") in Solutia's bankruptcy case has filed litigation against Pharmacia and Monsanto, arguing that holders of Solutia's existing equity are entitled to a distribution in the Chapter 11 case. For additional information regarding these litigation matters, see Note 20 to the accompanying consolidated financial statements.

         Solutia is in discussions with the major stakeholders in our Chapter 11 case in an effort to modify the Global Settlement and Plan and achieve a confirmable Plan. In addition, Solutia continues to evaluate and explore all other reasonable alternatives to reorganize the Company, such as a sale of the reorganized Company's equity or a sale of certain of its businesses or assets that may present a means of maximizing the value of the estate for stakeholders.

Going Concern
-------------

         Solutia is currently operating under Chapter 11 of the U.S. Bankruptcy Code and continuation of Solutia as a going concern is contingent upon, among other things, Solutia's ability to (i) comply with the terms and conditions of its DIP financing; (ii) obtain confirmation of a plan of reorganization under the U.S. Bankruptcy Code; (iii) return to profitability;
(iv) generate sufficient cash flow from operations; and (v) obtain financing sources to meet Solutia's future obligations. These matters create substantial doubt about Solutia's ability to continue as a going concern. The consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties. Additionally, a plan of reorganization could materially change amounts reported in the consolidated financial statements, which do not give effect to all adjustments of the carrying value of assets and liabilities that are necessary as a consequence of reorganization under Chapter 11 bankruptcy.

Consolidating Financial Statements
----------------------------------

         Consolidating financial statements for Solutia and subsidiaries in reorganization and subsidiaries not in reorganization as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004 are presented below. These consolidating financial statements include investments in subsidiaries carried under the equity method.

              CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006

                                                   Solutia and      Subsidiaries                   Solutia and
                                                 Subsidiaries in       not in                      Subsidiaries
                                                 Reorganization     Reorganization   Eliminations  Consolidated
                                                 --------------     --------------   ------------  ------------

NET SALES ...................................        $2,360            $  893          $ (458)        $2,795
Cost of goods sold...........................         2,143               773            (481)         2,435
                                                 --------------------------------------------------------------
GROSS PROFIT ................................           217               120              23            360

Marketing, administrative and technological
  expenses...................................           214                58              --            272
Amortization of intangible assets............             1                 1              (1)             1
                                                 --------------------------------------------------------------
OPERATING INCOME.............................             2                61              24             87

Equity earnings (loss) from affiliates.......           129                (7)            (84)            38
Interest expense.............................           (79)              (21)             --           (100)
Other income, net............................            35                 7             (26)            16
Loss on debt modification....................            (8)               --              --             (8)
Reorganization items, net....................           (70)               (1)             --            (71)
                                                 --------------------------------------------------------------
INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE INCOME TAX EXPENSE..................             9                39             (86)           (38)
Income tax expense...........................             8                11              (1)            18
                                                 --------------------------------------------------------------
INCOME (LOSS) FROM CONTINUING OPERATIONS.....             1                28             (85)           (56)
Income from discontinued operations,
  net of tax.................................             1                58              (1)            58
                                                 --------------------------------------------------------------
NET INCOME...................................        $    2            $   86          $  (86)        $    2
                                                 ==============================================================



             CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005

                                                   Solutia and      Subsidiaries                   Solutia and
                                                 Subsidiaries in       not in                      Subsidiaries
                                                 Reorganization     Reorganization   Eliminations  Consolidated
                                                 --------------     --------------   ------------  ------------

NET SALES ...................................        $2,236            $  810          $ (401)        $2,645
Cost of goods sold...........................         2,079               690            (428)         2,341
                                                 --------------------------------------------------------------

GROSS PROFIT ................................           157               120              27            304

Marketing, administrative and technological
  expenses...................................           210                56              --            266
Amortization of intangible assets............             1                --              --              1
                                                 --------------------------------------------------------------
OPERATING INCOME (LOSS) .....................           (54)               64              27             37

Equity earnings (loss) from affiliates.......           150                (6)            (48)            96
Interest expense.............................           (56)              (23)             --            (79)
Other income, net............................            22                11             (25)             8
Reorganization items, net....................           (44)               (5)             --            (49)
                                                 --------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS BEFORE
  INCOME TAX EXPENSE.........................            18                41             (46)            13
Income tax expense...........................             4                 6              --             10
                                                 --------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS                        14                35             (46)             3
Income (Loss) from discontinued operations,
  net of tax.................................            (5)               13              --              8
                                                 --------------------------------------------------------------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE.......................             9                48             (46)            11
Cumulative effect of change in accounting
  principle, net of tax......................            (1)               (2)             --             (3)
                                                 --------------------------------------------------------------
NET INCOME...................................        $    8            $   46          $  (46)        $    8
                                                 ==============================================================

             CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

                                                   Solutia and      Subsidiaries                   Solutia and
                                                 Subsidiaries in       not in                      Subsidiaries
                                                 Reorganization     Reorganization   Eliminations  Consolidated
                                                 --------------     --------------   ------------  ------------

NET SALES....................................        $2,158            $  746          $ (375)        $2,529
Cost of goods sold...........................         2,093               638            (395)         2,336
                                                 --------------------------------------------------------------
GROSS PROFIT.................................            65               108              20            193

Marketing, administrative and technological
  expenses...................................           220                54              (1)           273
Amortization of intangible assets............             1                --              --              1
                                                 --------------------------------------------------------------
OPERATING INCOME (LOSS)......................          (156)               54              21            (81)

Equity loss from affiliates..................           (33)              (14)             21            (26)
Interest expense.............................           (84)              (24)             --           (108)
Other income (expense), net..................            25                (4)            (21)            --
Loss on debt modification....................            --               (15)             --            (15)
Reorganization items, net....................           (73)               --              --            (73)
                                                 --------------------------------------------------------------
LOSS FROM CONTINUING OPERATIONS BEFORE
  INCOME TAX BENEFIT.........................          (321)               (3)             21           (303)
Income tax benefit...........................            (5)               (2)             --             (7)
                                                 --------------------------------------------------------------
LOSS FROM CONTINUING OPERATIONS..............          (316)               (1)             21           (296)
Loss from discontinued operations,
  net of tax.................................            (4)              (20)             --            (24)
                                                 --------------------------------------------------------------
NET LOSS ....................................        $ (320)           $  (21)         $   21         $ (320)
                                                 ==============================================================

                          CONDENSED CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2006

                                                   Solutia and      Subsidiaries                   Solutia and
                                                 Subsidiaries in       not in                      Subsidiaries
                                                 Reorganization     Reorganization   Eliminations  Consolidated
                                                 --------------     --------------   ------------  ------------

ASSETS
Current assets................................       $  502            $  446          $  (85)        $  863
Property, plant and equipment, net............          660               124              --            784
Investment in subsidiaries and affiliates.....          448               217            (472)           193
Goodwill and identified intangible assets,
  net.........................................          100                20              --            120
Other assets..................................           57                42              --             99
                                                 --------------------------------------------------------------
   TOTAL ASSETS...............................       $1,767            $  849          $ (557)        $2,059
                                                 ==============================================================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities...........................       $1,011            $  169          $  (64)        $1,116
Long-term debt................................           --               210              --            210
Other liabilities.............................          198                91              --            289
                                                 --------------------------------------------------------------
TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE           1,209               470             (64)         1,615

LIABILITIES SUBJECT TO COMPROMISE.............        1,963                --            (114)         1,849

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)..........       (1,405)              379            (379)        (1,405)

                                                 --------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
   (DEFICIT) .................................       $1,767            $  849          $ (557)        $2,059
                                                 ==============================================================

                          CONDENSED CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2005

                                                   Solutia and      Subsidiaries                   Solutia and
                                                 Subsidiaries in       not in                      Subsidiaries
                                                 Reorganization     Reorganization   Eliminations  Consolidated
                                                 --------------     --------------   ------------  ------------

ASSETS
Current assets................................       $  455            $  439          $  (72)        $  822
Property, plant and equipment, net............          674                86              --            760
Investment in subsidiaries and affiliates.....          388               213            (396)           205
Goodwill and identified intangible assets,
  net.........................................          100                 4              --            104
Other assets..................................           64                38              --            102
                                                 --------------------------------------------------------------
   TOTAL ASSETS...............................       $1,681            $  780          $ (468)        $1,993
                                                 ==============================================================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities...........................       $  634            $  175          $  (53)        $  756
Long-term debt................................           --               247              --            247
Other liabilities.............................          200                47              --            247
                                                 --------------------------------------------------------------
TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE             834               469             (53)         1,250

LIABILITIES SUBJECT TO COMPROMISE.............        2,280                --            (104)         2,176

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)..........       (1,433)              311            (311)        (1,433)

                                                 --------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
  (DEFICIT)...................................       $1,681            $  780          $ (468)        $1,993
                                                 ==============================================================

             CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2006

                                                   Solutia and      Subsidiaries                   Solutia and
                                                 Subsidiaries in       not in                      Subsidiaries
                                                 Reorganization     Reorganization   Eliminations  Consolidated
                                                 --------------     --------------   ------------  ------------

NET CASH PROVIDED BY (USED IN) OPERATING
   ACTIVITIES..................................      $ (241)           $   57          $   --         $ (184)
NET CASH PROVIDED BY (USED IN) INVESTING
   ACTIVITIES..................................         (90)               42              --            (48)
NET CASH PROVIDED BY (USED IN) FINANCING
   ACTIVITIES..................................         351               (76)             --            275

                                                 --------------------------------------------------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS......          20                23              --             43

CASH AND CASH EQUIVALENTS:
  Beginning of year............................          18                89              --            107
                                                 --------------------------------------------------------------
  End of year..................................      $   38            $  112          $   --         $  150
                                                 ==============================================================


             CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2005

                                                   Solutia and      Subsidiaries                   Solutia and
                                                 Subsidiaries in       not in                      Subsidiaries
                                                 Reorganization     Reorganization   Eliminations  Consolidated
                                                 --------------     --------------   ------------  ------------

NET CASH PROVIDED BY (USED IN) OPERATING
   ACTIVITIES..................................      $  (87)           $   63          $   --         $  (24)
NET CASH PROVIDED BY (USED IN) INVESTING
   ACTIVITIES..................................          20               (20)             --             --
NET CASH PROVIDED BY (USED IN) FINANCING
   ACTIVITIES..................................          35               (19)             --             16

                                                 --------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH                (32)               24              --             (8)
  EQUIVALENTS..................................

CASH AND CASH EQUIVALENTS:
  Beginning of year............................          50                65              --            115
                                                 --------------------------------------------------------------
  End of year..................................      $   18            $   89          $   --         $  107
                                                 ==============================================================


            CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2004

                                                   Solutia and      Subsidiaries                   Solutia and
                                                 Subsidiaries in       not in                      Subsidiaries
                                                 Reorganization     Reorganization   Eliminations  Consolidated
                                                 --------------     --------------   ------------  ------------

NET CASH PROVIDED BY (USED IN) OPERATING
   ACTIVITIES..................................      $  (17)           $   58          $   --         $   41
NET CASH USED IN INVESTING ACTIVITIES..........         (73)              (24)             --            (97)
NET CASH PROVIDED BY (USED IN) FINANCING
   ACTIVITIES..................................          15                (3)             --             12

                                                 --------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH                (75)               31              --            (44)
  EQUIVALENTS..................................

CASH AND CASH EQUIVALENTS:
  Beginning of year............................         125                34              --            159
                                                 --------------------------------------------------------------
  End of year..................................      $   50            $   65          $   --         $  115
                                                 ==============================================================


2. SIGNIFICANT ACCOUNTING POLICIES

         Financial Statement Presentation

         The consolidated financial statements have been prepared in accordance with Statement of Position 90-7 ("SOP 90-7"), Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, and on a going concern basis, which assumes the continuity of operations and reflects the realization of assets and satisfaction of liabilities in the ordinary course of business. However, as a result of the Chapter 11 bankruptcy proceedings, such realization of assets and satisfaction of liabilities are subject to a significant number of uncertainties that have not been reflected in the consolidated financial statements.

         Basis of Consolidation

         The consolidated financial statements include the accounts of Solutia and its majority-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. Companies in which Solutia has a significant interest but not a controlling interest are accounted for under the equity method of accounting and included in Investments in Affiliates in the Consolidated Statement of Financial Position. Solutia's proportionate share of these companies' net earnings or losses is reflected in Equity Earnings (Loss) from Affiliates in the Consolidated Statement of Operations. In accordance with Financial Accounting

Standards Board ("FASB") Interpretation No. 46, Consolidation of Variable Interest Entities, as amended, variable interest entities in which Solutia is the primary beneficiary are consolidated within the consolidated financial statements.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements which affect revenues and expenses during the period reported. Estimates are adjusted when necessary to reflect actual experience. Significant estimates were used to account for restructuring reserves, environmental reserves, self-insurance reserves, employee benefit plans, intangible assets, income taxes, asset impairments and contingencies. Actual results, particularly with respect to those matters affected by the Chapter 11 bankruptcy proceedings, could materially differ from those estimates.

         Cash and Cash Equivalents

         Cash and cash equivalents consist of cash and temporary investments with maturities of three months or less when purchased.

         Inventory Valuation

         Inventories are stated at cost or market, whichever is less. Actual cost is used to value raw materials and supplies. Standard cost, which approximates actual cost, is used to value finished goods and goods in process. Standard cost includes direct labor and raw materials, and manufacturing overhead based on practical capacity. The cost of inventories in the United States, excluding supplies and CPFilms' inventory in the United States (74 percent and 77 percent as of December 31, 2006, and 2005, respectively) is determined by the last-in, first-out ("LIFO") method, which generally reflects the effects of inflation or deflation on cost of goods sold sooner than other inventory cost methods. The cost of inventories outside the United States, as well as supplies inventories in the United States, is determined by the first-in, first-out ("FIFO") method.

         Property, Plant and Equipment

         Property, plant and equipment are recorded at cost. The cost of plant and equipment is depreciated over 5 to 35 years for buildings and improvements and 3 to 15 years for machinery and equipment, by the straight-line method. Periodically, Solutia conducts a complete shutdown of certain manufacturing units ("turnaround") to perform necessary inspections, repairs and maintenance. Costs associated with significant turnarounds, which include estimated costs for material, labor, supplies and contractor assistance, are deferred and amortized ratably during the period between each planned activity, which generally occurs every 2 to 3 years.

         Intangible Assets

         Intangible assets that have finite useful lives are amortized on a straight-line basis over their useful lives, generally periods ranging from 5 to 20 years. Goodwill and indefinite-lived intangible assets are assessed annually for impairment in the fourth quarter, or more frequently if changes in the circumstances indicate they may not be recoverable.

         Impairment of Long-Lived Assets

         Impairment tests of long-lived assets are made when conditions indicate a possible loss. Impairment tests are based on a comparison of undiscounted cash flows to the recorded value of the asset. If an impairment is indicated, the asset value is written down to its fair value based upon market prices or, if not available, upon discounted cash value, at an appropriate discount rate.

         Environmental Remediation

         Costs for remediation of waste disposal sites are accrued in the accounting period in which the obligation is probable and when the cost is reasonably estimable. Environmental liabilities are not discounted, and they have not been reduced for any claims for recoveries from third parties. In those cases where third-party indemnitors have agreed to pay any amounts and management believes that collection of such amounts is probable, the amounts are reflected as receivables in the consolidated financial statements.

         Self-Insurance and Insurance Recoveries

         Solutia maintains self-insurance reserves to reflect its estimate of uninsured losses. Self-insured losses are accrued based upon estimates of the aggregate liability for claims incurred using certain actuarial assumptions followed in the insurance industry, Solutia's historical experience and certain case specific reserves as required, including estimated legal costs. The maximum extent of the self-insurance provided by Solutia is dependent upon a number of factors including the facts and circumstances of individual cases and the terms and conditions of the commercial policies. Solutia has purchased commercial insurance in order to reduce its exposure to workers' compensation, product, general, automobile and property liability claims. Policies for periods prior to the spinoff are shared with Pharmacia. This insurance has varying policy limits and deductibles.

         Insurance recoveries are estimated in consideration of expected losses, coverage limits and policy deductibles. When recovery from an insurance policy is considered probable, a receivable is recorded.

         Revenue Recognition

         Solutia's primary revenue-earning activities involve producing and delivering goods. Revenues are considered to be earned when Solutia has completed the process by which it is entitled to such revenues. The following criteria are used for revenue recognition: persuasive evidence that an arrangement exists, delivery has occurred, selling price is fixed or determinable and collection is reasonably assured.

         Allowance for Doubtful Accounts

         The provisions for losses on uncollectible trade receivables are determined primarily on the basis of past collection experience applied to ongoing evaluations of Solutia's receivables and evaluations of the risks of uncollectibility.

         Distribution Costs

         Solutia includes inbound freight charges, purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs and the other costs of its distribution network in Cost of Goods Sold in the Consolidated Statement of Operations.

         Shipping and Handling Costs

         Amounts billed for shipping and handling are included in Net Sales and the costs incurred for these activities are included in Cost of Goods Sold in the Consolidated Statement of Operations.

         Derivative Financial Instruments

         In accordance with Statement of Financial Accounting Standard ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), as amended, all derivatives, whether designated for hedging relationships or not, are recognized in the Consolidated Statement of Financial Position at their fair value.

         Currency forward and option contracts are used to manage currency exposures for financial instruments denominated in currencies other than the entity's functional currency. Solutia has chosen not to designate these instruments as hedges and to allow the gains and losses that arise from marking the contracts to market to be included in Other Income, net in the Consolidated Statement of Operations.

         Natural gas forward and option contracts are used to manage some of the exposure for the cost of natural gas. These market instruments are designated as cash flow hedges. The mark-to-market gain or loss on qualifying hedges is included in Accumulated Other Comprehensive Loss in the Consolidated Statement of Financial Position to the extent effective, and reclassified into Cost of Goods Sold in the Consolidated Statement of Operations in the period during which the hedged transaction affects earnings. The mark-to-market gains or losses on ineffective portions of hedges are recognized in Cost of Goods Sold immediately.

         Income Taxes

         Solutia accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities at enacted rates. Solutia determines the appropriateness of valuation allowances in accordance with the "more likely than not" recognition criteria outlined in SFAS No. 109, Accounting for Income Taxes.

         Currency Translation

         The local currency has been used as the functional currency for nearly all worldwide locations. The financial statements for most of Solutia's ex-U.S. operations are translated into U.S. dollars at current or average exchange rates. Unrealized currency translation adjustments are included in Accumulated Other Comprehensive Loss in the Consolidated Statement of Financial Position.

         Earnings (Loss) per Share

         Basic earnings (loss) per share is a measure of operating performance that assumes no dilution from securities or contracts to issue common stock. Diluted earnings (loss) per share is a measure of operating performance by giving effect to the dilution that would occur if securities or contracts to issue common stock were exercised or converted.

         Stock Option Plans

         As of January 1, 2006, Solutia adopted SFAS No. 123 (revised 2004), Share-Based Payment ("SFAS No. 123(R)"), using the modified prospective method, which requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation over the service period for awards expected to vest. The fair value of stock options is determined using the Black-Scholes valuation model, which is consistent with valuation techniques previously utilized for options in footnote disclosures required under SFAS No. 123, Accounting for Stock Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation--Transition and Disclosure. Such value is recognized as expense over the service period, net of estimated forfeitures, using the straight-line method under SFAS No. 123(R). The estimation of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from our current estimates, such amounts will be recorded as a cumulative adjustment in the period estimates are revised. Additionally, Solutia's existing shares of common stock, as well as options and warrants to purchase its common stock will be cancelled upon our emergence from Chapter
11. It is highly unlikely that holders of options to purchase Solutia's common stock will receive any consideration in our Chapter 11 Cases for their equity based compensation.

         Recently Issued Accounting Standards

         In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, ("FIN 48"). FIN 48 creates a single model to address uncertainty in tax positions and clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. In addition, FIN 48 eliminates income taxes from the scope of SFAS No. 5, Accounting for Contingencies.

         FIN 48 is effective for fiscal years beginning after December 15, 2006. Differences between the amounts recognized in the statements of financial position prior to the adoption of FIN 48 and the amounts reported after adoption will be accounted for as a cumulative effect adjustment recorded to the beginning balance of retained earnings. The cumulative effect adjustment would not apply to those items that would not have been recognized in earnings, such as the effect of adopting FIN 48 on tax positions related to business combinations. Upon adoption of FIN 48, Solutia increased its January 1, 2007 accumulated deficit by $3 as a cumulative effect adjustment to the Consolidated Statement of Financial Position.

         In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements regarding fair value measurement. Where applicable, SFAS No. 157 simplifies and codifies fair value related guidance previously issued within generally accepted accounting principles (GAAP). Although, SFAS No. 157 does not require any new fair value measurements, its application may, for some entities, change current practice. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Solutia is currently evaluating the impact of SFAS No. 157 on the consolidated financial statements.

         In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans ("SFAS No. 158"). SFAS No. 158 requires the recognition of the funded status of pension and other postretirement benefit plans on the balance sheet. The overfunded or underfunded status would be recognized as an asset or liability on the balance sheet with changes occurring during the current year reflected through the comprehensive income portion of equity. Further, SFAS No. 158 requires the unrecognized transition asset or obligation, gains or losses, and prior service costs to be recognized as a component of other comprehensive income, net of tax. SFAS No. 158 will also require the measurement of the funded status of a plan to match that of the date of the Company's fiscal-year-end financial statements, eliminating the use of earlier measurement dates previously permissible. The portions of SFAS No. 158 relating to the recognition of the funded status of a plan and the unrecognized components of net periodic benefit cost are effective for fiscal years ending after December 15, 2006. See Note 16 for the impact of SFAS No. 158 on the consolidated financial statements.

         In September 2006, the FASB issued FASB Staff Position AUG AIR-1, Accounting For Planned Major Maintenance Activities ("FSP AUG AIR-1"), that eliminates the acceptability of the accrue-in-advance method of accounting for planned major maintenance activities. This staff position is effective for fiscal years beginning after December 15, 2006 and requires retrospective application to all prior period results presented. Historically, the Company has accrued for certain major maintenance activities associated with periodic major overhauls and maintenance of equipment under the accrue-in-advance method. On January 1, 2007, Solutia adopted FSP AUG AIR-1 and implemented the deferral method for costs associated with significant turnarounds. See Note 23 for the impact of FSP AUG AIR-1 on the consolidated financial statements.
                                      14

3. LIABILITIES SUBJECT TO COMPROMISE AND REORGANIZATION ITEMS, NET

         Liabilities Subject to Compromise

         Under Chapter 11 of the U.S. Bankruptcy Code, certain claims against Solutia in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while Solutia continues business operations as debtor-in-possession. These estimated claims are reflected in the Consolidated Statement of Financial Position as Liabilities Subject to Compromise as of December 31, 2006 and 2005 and are summarized in the table below. Such claims remain subject to future adjustments. Adjustments may result from actions of the Bankruptcy Court, negotiations with claimants, rejection or acceptance of executory contracts, determination of value of any collateral securing claims, reconciliation of proofs of claim or other events.

         Solutia has received approval from the Bankruptcy Court to pay or otherwise honor certain of its pre-petition obligations, including (i) certain pre-petition compensation to employees and employee-equivalent independent contractors; (ii) business expenses of employees; (iii) obligations under employee benefit plans; (iv) employee payroll deductions and withholdings; (v) costs and expenses incident to the foregoing payments (including payroll-related taxes and processing costs); (vi) certain pre-petition workers' compensation claims, premiums and related expenses; (vii) certain pre-petition trust fund and franchise taxes; (viii) pre-petition claims of certain contractors, freight carriers, processors, customs brokers and related parties; (ix) customer accommodation programs; and (x) pre-petition claims of critical vendors in the ordinary course of business. Accordingly, these pre-petition items have been excluded from Liabilities Subject to Compromise as of December 31, 2006 and 2005, as applicable.

         The amounts subject to compromise consisted of the following items:

                                                                                   DECEMBER 31,
                                                                                   ------------
                                                                               2006            2005
                                                                               ----            ----
      Postretirement benefits (a)...............................              $  800          $1,098
      Litigation reserves (b)...................................                 111             136
      Accounts payable (c)......................................                 116             118
      Environmental reserves (d)................................                  81              82
      Other miscellaneous liabilities...........................                  73              74

      6.72% debentures due 2037(e)..............................                 150             150
      7.375% debentures due 2027(e).............................                 300             300
      11.25% notes due 2009 (f).................................                 223             223
      Other (g).................................................                  43              43
                                                                              ------          ------
                                                                                 716             716
      Unamortized debt discount and debt issuance costs.........                 (48)            (48)
                                                                              ------          ------
            TOTAL DEBT SUBJECT TO COMPROMISE....................                 668             668
                                                                              ------          ------

      TOTAL LIABILITIES SUBJECT TO COMPROMISE...................              $1,849          $2,176
                                                                              ======          ======

     (a) Postretirement benefits include Solutia's domestic (i) qualified pension plan of $305 and $501 as of December 31, 2006 and December 31, 2005, respectively; (ii) non-qualified pension plan of $19 as of both December 31, 2006 and 2005; and (iii) other postretirement benefits of $476 and $578 as of December 31, 2006 and December 31, 2005, respectively. Pursuant to a Bankruptcy Court order, Solutia made payments with respect to other postretirement obligations of $96 and $85 in 2006 and 2005, respectively. Solutia also made contributions of $179 to its qualified pension plan pursuant to IRS funding requirements in 2006.
     (b) An automatic stay has been imposed against the commencement or continuation of legal proceedings against Solutia outside of the bankruptcy court process. Consequently, Solutia's accrued liability with respect to pre-petition legal proceedings has been classified as subject to compromise as of December 31, 2006 and 2005. During the second quarter 2006, Solutia transferred out of liabilities subject to compromise $20 of litigation reserves related to the PENNDOT litigation matter that were no longer deemed uncertain as a result of a favorable court ruling (as further described in Note
          20). Pursuant to a Bankruptcy Court order, Solutia made annual scheduled payments of $5 in both 2006 and 2005 with respect to the Anniston litigation settlement reached in 2003.
     (c) Pursuant to Bankruptcy Court orders, Solutia settled certain accounts payable liabilities subject to compromise in 2006 and 2005.
     (d) Represents remediation obligations related primarily to properties that are not owned or operated by Solutia, including non-owned properties adjacent to plant sites and certain owned offsite disposal locations. See Note 20 for further disclosure with respect to ongoing legal proceedings concerning environmental liabilities subject to compromise.
     (e) While operating during the Chapter 11 bankruptcy proceedings, Solutia has ceased recording interest on its 6.72% debentures due 2037 and its 7.375% debentures due 2027. The amount of annual contractual interest expense not recorded was approximately $32 in both 2006 and 2005.
     (f) Pursuant to a Bankruptcy Court order, Solutia is required to continue payments of the contractual interest on its 11.25% notes due 2009 as a form of adequate protection under the U.S. Bankruptcy Code; provided, however, that Solutia's official committee of unsecured creditors (the "Creditors' Committee") has the right at any time, and Solutia has the right at any time after the payment of the contractual interest

                                      15


         made in July 2005, to seek to terminate Solutia's obligation to continue making the interest payments. Solutia or the Creditors' Committee could successfully terminate all or part of Solutia's interest payment obligations only after a showing that the noteholders are not entitled to adequate protection, which would depend, among other things, on the value of the collateral securing the notes as of December 17, 2003, and whether that value is decreasing during the course of Solutia's bankruptcy case. The amount of annual contractual interest paid with respect to these notes was approximately $25 in both years ended December 31, 2006 and 2005, and the accrued interest related to these notes was included in Accrued Liabilities classified as not subject to compromise as of December 31, 2006 and 2005.
     (g) Represents the debt obligation incurred upon the consolidation of the assets and liabilities of a synthetic lease structure consolidated as part of the adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities. The obligation represents the synthetic lease arrangement with respect to Solutia's headquarters building.

         Reorganization Items, net

         Reorganization items, net are presented separately in the Consolidated Statement of Operations and represent items of income, expense, gain or loss that are realized or incurred by Solutia because it is in reorganization under Chapter 11 of the U.S. Bankruptcy Code.

         Reorganization items, net consisted of the following items:

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                      -----------------------
                                                                             2006              2005             2004
                                                                             ----              ----             ----

Professional fees (a).............................................          $    58           $    49          $    46
Contract rejection and termination costs (b)......................               --                --               20
Severance and employee retention costs (c)........................                4                12                9
Adjustments to allowed claim amounts (d) .........................               (2)               10               --
Settlement of pre-petition claims (e).............................               --               (31)              (2)
Other.............................................................               11                 9               --
                                                                            -------           -------          -------
TOTAL REORGANIZATION ITEMS, NET...................................          $    71           $    49          $    73
                                                                            =======           =======          =======

     (a) Professional fees for services provided by debtor and creditor professionals directly related to Solutia's reorganization proceedings.
     (b) Asset write-offs associated with contract rejections and terminations resulting from the ongoing reorganization-related evaluation of the financial viability of Solutia's existing contracts.
     (c) Expense provisions related to (i) employee severance costs incurred directly as part of the Chapter 11 reorganization process and (ii) a retention plan for certain Solutia employees approved by the Bankruptcy Court.
     (d) Adjustments to record certain pre-petition claims at estimated amounts of the allowed claims.
     (e) Represents the difference between the settlement amount of certain pre-petition obligations and the corresponding amounts previously recorded.

4.  ACQUISITIONS AND DIVESTITURES

         On March 1, 2006, pursuant to a stock purchase agreement among Solutia, Vitro S.A. de C.V. ("Vitro") and Vitro Plan S.A. de C.V. ("Vitro Plan"), a 100% owned subsidiary of Vitro, Solutia acquired Vitro Plan's 51 percent stake in Quimica M, S.A. de C.V. ("Quimica") (originally formed in 1996 as a joint venture between Vitro, Vitro Plan, and Monsanto) for approximately $20 in cash. As a result of this acquisition, Solutia became the sole owner of Quimica and its plastic interlayer plant located in Puebla, Mexico. Pursuant to the purchase agreement, Solutia also entered into supply agreements with Vitro Flex S.A. de C.V. and Vitro Automotriz S.A. de C.V. to provide their requirements for most SAFLEX(R) plastic interlayer products for up to five years. This acquisition reflects Solutia's commitment to meet the growing global demand for its SAFLEX(R) plastic interlayer products.

         The allocation of purchase price to the assets acquired and liabilities assumed resulted in Solutia's acquisition or assumption of total current assets of $18, non-current assets of $32, goodwill of $5, amortizable contract-based intangible assets of $4, current liabilities of $11 and non-current liabilities of $7. The contract-based intangible assets are being amortized over their estimated useful lives of 5 years. Results of operations for Quimica were included in Solutia's results of operations from the acquisition date in the Performance Products segment. The results of operations for the acquired business were not material to Solutia's consolidated results of operations.

         Astaris, a 50/50 joint venture with FMC Corporation ("FMC"), divested substantially all of its operating assets in the fourth quarter 2005. Under the terms of the agreement, Israel Chemicals Limited ("ICL") purchased substantially all of the operating assets of Astaris for $255, subject to certain purchase price adjustments. As a result of this divestiture of assets, Solutia realized a $50 net gain on sale recorded in Equity Earnings (Loss) from Affiliates in the Consolidated Statement of Operations. In addition, certain of the assets and liabilities of Astaris that were not included in the sale to ICL were transferred to Solutia and FMC. Generally, these assets and liabilities consist of property originally contributed to the joint venture by Solutia and FMC, as well as associated liabilities.

         In December 2004, Solutia sold the assets of Axio Research Corporation ("Axio") for less than $1, resulting in a loss on sale of $1.

         Discontinued Operations - Pharmaceutical Services Business

         On August 22, 2006, Solutia's 100% owned subsidiary Solutia Europe S.A./N.V. ("SESA"), sold its pharmaceutical services business to Dishman Pharmaceuticals & Chemicals Ltd. ("Dishman"). Under the terms of the sale, Dishman purchased 100 percent of the stock of the pharmaceutical services business, as well as certain other assets used in the pharmaceutical services business, for $77, subject to certain purchase price adjustments. Dishman also assumed substantially all of the liabilities relating to the pharmaceutical services business, other than certain liabilities that arose prior to the closing of the transaction and liabilities under certain employment agreements. SESA agreed, subject to certain exceptions, that for a period of three years after the closing of the transaction neither it nor its affiliates will compete with the pharmaceutical services business or solicit for employment certain employees of the pharmaceutical services business and their current affiliates.

         The pharmaceutical services business was a component of the Performance Products segment prior to the classification as discontinued operations. Solutia recorded a gain on the sale of the pharmaceutical services business of $49. Further, Solutia used $51 of the proceeds from the sale to pay down SESA's (euro)200 million credit facility (as described in Note 14).

         The carrying amounts of assets and liabilities from discontinued operations have been classified as current in the Consolidated Statement of Financial Position and consisted of the following:

                                                                 DECEMBER 31,       DECEMBER 31,
                                                                    2006                2005
                                                                    ----                ----
ASSETS:
Trade receivables................................................. $    --            $     7
Miscellaneous receivables.........................................      --                  1
Inventories.......................................................      --                 13
Prepaid expenses and other assets.................................      --                  1
Property, plant and equipment, net................................      --                 34
Identified intangible assets, net.................................      --                  7
Other assets......................................................      --                  6
                                                                   -------            -------
         Assets of discontinued operations........................ $    --            $    69
                                                                   =======            =======

LIABILITIES:
Accounts payable.................................................. $    --            $     4
Accrued liabilities...............................................       1                 17
Other liabilities.................................................      --                  5
                                                                   -------            -------
         Liabilities of discontinued operations................... $     1            $    26
                                                                   =======            =======


         The operating results of the pharmaceutical services business have been reported separately as discontinued operations, net of tax, in the Consolidated Statement of Operations for each period presented. Net sales and income from discontinued operations are as follows:

                                                                YEAR ENDED DECEMBER 31,
                                                                -----------------------

                                                            2006           2005         2004
                                                            ----           ----         ----
Net sales ....................................            $    42        $    66      $    60
Income (loss) before income taxes............                  54              5          (36)
Income tax expense (benefit) .................                 (4)             1           (4)
                                                          -------        -------      -------
INCOME (LOSS) FROM DISCONTINUED
     OPERATIONS ..............................            $    58        $     4      $   (32)
                                                          =======        =======      =======

         Solutia recorded a gain on the sale of the pharmaceutical services business of $49. The gain on sale was exempt from tax outside the United States and no gain was realized for United States tax purposes.

5. INCOME (LOSS) PER SHARE

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                      -----------------------
                                                                              2006             2005              2004
                                                                              ----             ----              ----

Income (Loss) from Continuing Operations..........................         $     (56)        $       3         $   (296)
Income (Loss) from Discontinued Operations, net of tax............                58                 8              (24)
                                                                           ---------         ---------         --------
Income (Loss) Before Cumulative Effect of Change in Accounting
     Principle....................................................                 2                11             (320)
Cumulative Effect of Change in Accounting Principle, net of tax...                --                (3)              --
                                                                           ---------         ---------         --------
Net Income (Loss).................................................         $       2         $       8         $   (320)
                                                                           =========         =========         ========

Basic and Diluted Income (Loss) per Share:
Income (Loss) from Continuing Operations..........................         $   (0.54)        $    0.03         $  (2.83)
Income (Loss) from Discontinued Operations, net of tax............              0.56              0.08            (0.23)
                                                                           ---------         ---------         --------
Income (Loss) Before Cumulative Effect of Change in Accounting
     Principle....................................................              0.02              0.11            (3.06)
Cumulative Effect of Change in Accounting Principle, net of tax...                --             (0.03)              --
                                                                           ---------         ---------         --------
Basic and Diluted Income (Loss) per Share.........................         $    0.02         $    0.08         $  (3.06)
                                                                           ---------         ---------         --------

Basic and Diluted Weighted Average Shares Outstanding
     (in millions) .............................................               104.5             104.5            104.5
                                                                               -----             -----            -----


6.  RESTRUCTURING RESERVES

         During 2006, Solutia recorded $3 of decommissioning and dismantling costs primarily as a result of the 2005 shut-down of its acrylic fibers business, and $3 of asset write-downs. Solutia also recorded $3 of future contractual payments related to the termination of a third party manufacturing agreement. These costs were all recorded within Reorganization Items, net with $4 in the Integrated Nylon segment and $5 in the Performance Products segment. In addition, Solutia recorded $8 of severance and retraining costs in 2006 with $4 recorded in Reorganization Items, net and $3 in Marketing and Administrative expenses and $1 in Cost of Goods Sold involving headcount reductions within the Integrated Nylon and Performance Products segments. Cash outlays associated with the restructuring actions were funded from operations.

         During 2005, Solutia recorded restructuring charges of $13 in Reorganization Items, net involving the shut-down of its acrylic fiber operations at its plant in Decatur, Alabama and the shut-down of its nylon industrial fiber manufacturing unit at its plant in Pensacola, Florida. This $13 of net charges from the closure of these businesses included $12 of asset write-downs, $7 of decontamination and dismantling costs and $4 of severance and retraining costs, partially offset by a $7 gain from the reversal of the LIFO reserve associated with the inventory sold and/or written off as part of the business shut-down and a $3 gain from the sale of certain acrylic fibers assets. In addition, Solutia recorded $4 of severance and retraining costs in 2005 with $2 recorded in Reorganization Items, net and $2 in Cost of Goods Sold involving headcount reductions within the Integrated Nylon and Performance Products segments, as well as the corporate function. Cash outlays associated with the restructuring actions were funded from operations.

         The following table summarizes the above noted restructuring charges, amounts utilized to carry out those plans and amount remaining at December 31, 2006:

                                       DECOMMISSIONING/  FUTURE CONTRACTUAL    EMPLOYMENT      ASSET
                                         DISMANTLING          PAYMENTS         REDUCTIONS   WRITE-DOWNS     TOTAL
                                      ---------------------------------------------------------------------------------

Balance at January 1, 2005                  $  5                $ 12             $ --          $ --          $ 17
  Charges taken                                7                  --                8            12            27
  Amounts utilized                           (10)                (12)              (6)          (12)          (40)
                                      ---------------------------------------------------------------------------------
Balance at December 31, 2005                $  2                $ --             $  2          $ --          $  4
  CHARGES TAKEN                                3                   3                8             3            17
  AMOUNTS UTILIZED                            (4)                 (1)              (8)           (3)          (16)
                                      ---------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2006                $  1                $  2             $  2          $ --          $  5
                                      =================================================================================

         Restructuring reserves of less than $1 as of December 31, 2006 were included in Liabilities Subject to Compromise in the Consolidated Statement of Financial Position. See Note 3 for further description of Solutia's Liabilities Subject to Compromise. In addition, Solutia expects the majority of the $5 of restructuring liabilities classified as not subject to compromise as of December 31, 2006 to be utilized within the next twelve months. Given the inherent uncertainties associated with the bankruptcy process, Solutia cannot forecast its level of future spending for restructuring reserves classified as subject to compromise.

7.  GOODWILL AND OTHER INTANGIBLE ASSETS

         Goodwill

         Goodwill of $89 and $76 at December 31, 2006 and 2005, respectively, was allocated to the Performance Products segment. This $13 increase in goodwill was a result of the Quimica acquisition (as further described in Note
4), of which $5 resulted from the 2006 acquisition and $8 resulted from the original acquisition in 1996 that was previously accounted for under the equity method of accounting. There were no impairments to the net carrying amount of goodwill during the year ended December 31, 2006.

         Identified Intangible Assets

         Identified intangible assets generally are comprised of (i) amortizable contract-based intangible assets with finite useful lives, and
(ii) indefinite-lived trademarks not subject to amortization. These intangible assets are summarized in aggregate as follows:

                                                                                DECEMBER 31,
                                               -----------------------------------------------------------------------------
                                                               2006                                    2005
                                               -------------------------------------    ------------------------------------
                                                 GROSS                       NET          GROSS                      NET
                                                CARRYING   ACCUMULATED     CARRYING      CARRYING  ACCUMULATED     CARRYING
                                                 VALUE     AMORTIZATION     VALUE         VALUE    AMORTIZATION     VALUE
                                               -------------------------------------    ------------------------------------
Amortizable intangible assets (a).........       $   12       $   (7)       $    5        $    8      $   (6)       $    2
Trademarks................................           26           --            26            26          --            26
                                               -------------------------------------    ------------------------------------
TOTAL IDENTIFIED INTANGIBLE ASSETS........
                                                  $  38       $   (7)       $   31        $   34      $   (6)       $   28
                                               =====================================    ====================================

         (a) The $4 increase in Gross Carrying Value was a result of the Quimica acquisition (as further described in Note 4). Further, there were no write downs or disposals of Amortizable Intangible Assets in 2006.

         There were no changes to amortizable lives or methods during the year ended December 31, 2006. In addition, amortization expense for the net carrying amount of finite-lived intangible assets is estimated to be $1 annually from 2007 through 2010 and less than $1 in 2011.

8.  RISK MANAGEMENT ACTIVITIES

         Solutia's business operations give rise to market risk exposures that result from changes in currency exchange rates, interest rates and certain commodity prices. To manage the volatility relating to these exposures, Solutia enters into various hedging transactions that enable it to alleviate the adverse effects of financial market risk. Designation is performed on a specific exposure basis to support hedge accounting. The changes in fair value of these hedging instruments are offset in part or in whole by corresponding changes in the fair value or cash flows of the underlying exposures being hedged. Solutia's hedging transactions are carried out under policies and procedures approved by the Audit and Finance Committee of the Board of Directors, which does not permit the purchase or holding of any derivative financial instruments for trading purposes.

         Foreign Currency Exchange Rate Risk

         Solutia manufactures and sells its products in a number of countries throughout the world and, as a result, is exposed to movements in foreign currency exchange rates. Solutia uses foreign currency hedging instruments to manage the volatility associated with foreign currency purchases of materials and other assets and liabilities created in the normal course of business. Solutia primarily uses forward exchange contracts and purchased options to hedge these risks with maturities of less than 18 months.

         Solutia also enters into certain foreign currency derivative instruments primarily to protect against exposure related to intercompany financing transactions. Solutia has chosen not to designate these instruments as hedges and to allow the gains and losses that arise from marking the contracts to market to be recorded in Other Income, net in the period. There was a net loss of $3, $1, and $3 recorded in the years ended December 31, 2006, 2005 and 2004. Solutia had currency forward and option contracts to purchase and sell $181 and $365 of currencies as of December 31, 2006 and 2005, respectively, comprised principally of the Euro, British Pound-Sterling, Swiss Franc and U.S. Dollar.

         Interest Rate Risk

         Interest rate risk is primarily related to changes in interest expense from floating rate debt. Solutia believes its current debt structure mitigates some of the risk associated with changes in interest rates due to the combination of fixed versus floating rate debt instruments. Further, periodically, the Company does enter into contracts to further mitigate interest rate risk.

         Commodity Price Risk

         Certain raw materials and energy resources used by Solutia are subject to price volatility caused by weather, crude oil prices, supply conditions, political and economic variables and other unpredictable factors. Solutia uses forward and option contracts to manage a portion of the volatility related to anticipated energy purchases with maturities up to 6 months. These market instruments are designated as cash flow hedges. The mark-to-market gain or loss on qualifying hedges is included in Accumulated Other Comprehensive Loss to the extent effective, and reclassified into Cost of Goods Sold in the period during which the hedged transaction is settled. The mark-to-market gains or losses on ineffective portions of hedges are recognized in Cost of Goods Sold immediately.

         As of December 31, 2006, less than $1 of after-tax unrealized net losses on derivative instruments was recorded in Accumulated Other Comprehensive Loss and is expected to be reclassified into Cost of Goods Sold in the first quarter of 2007. The actual purchases of energy, which are expected to occur during the next 3 months, will necessitate the reclassification of the derivative losses into Cost of Goods Sold. There were no gains or losses recorded in Cost of Goods Sold as a result of the ineffectiveness of any hedging contacts, and no cash flow hedges were discontinued during 2006 or 2005 due to changes in expectations on the original forecasted transactions. Solutia had commodity forward contracts with notional amounts of $2 and $9 as of December 31, 2006 and 2005, respectively.

         Credit Risk

         Credit risk arising from the inability of a counterparty to meet the terms of Solutia's financial instrument contracts is generally limited to the amounts, if any, by which the counterparty's obligations exceed the obligations of Solutia. It is Solutia's policy to enter into financial instruments with a number of creditworthy counterparties. Therefore, Solutia does not expect to incur material credit losses on its risk management or other financial statement instruments.

9. INVESTMENTS IN AFFILIATES

         As further described in Note 4, Astaris divested substantially all of its operating assets in the fourth quarter 2005. Pursuant to this transaction, there were certain assets and liabilities of Astaris that were not included in the sale to ICL which were transferred to Solutia and FMC. Generally, these assets and liabilities consisted of property originally contributed to the joint venture by Solutia and FMC, as well as certain pre-closing liabilities relating to Astaris, including certain pre-closing environmental liabilities. In addition, certain non-operating assets and liabilities remained in the Astaris joint venture as part of the transaction. Further, the name of the joint venture which holds these remaining assets and liabilities was changed from Astaris LLC to Siratsa LLC.

         At December 31, 2006, Solutia's investments in affiliates consisted principally of its 50 percent interests in the Flexsys and Siratsa joint ventures for which Solutia applies the equity method of accounting. Summarized combined financial information for 100 percent of the Flexsys and Siratsa joint ventures is as follows:

                                                                                    YEAR ENDED DECEMBER 31,
                                                                                    -----------------------
                                                                              2006            2005           2004
                                                                              ----            ----           ----
RESULTS OF OPERATIONS:
   Net sales......................................................            $606            $963           $878
   Gross profit ..................................................             155             233            140
   Operating income (loss)........................................              91             108            (18)
   Net income (loss)..............................................              66             192            (46)

                                      20


                                                                                  DECEMBER 31,
                                                                                  ------------
                                                                              2006            2005
                                                                              ----            ----
FINANCIAL POSITION:
   Current assets.................................................            $267            $271
   Non-current assets.............................................             355             368
   Current liabilities............................................             170             143
   Non-current liabilities........................................              72             133

         Solutia's investment in Flexsys as of December 31, 2006 and 2005 exceeded Solutia's proportionate share of the underlying equity of Flexsys by $5 and $1, respectively, primarily due to goodwill recorded by Solutia at inception of the joint venture. Solutia received a $25 dividend from Flexsys during the third quarter 2006, while there were no dividends from either Flexsys or Siratsa during 2005.

10. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

                                                                                    DECEMBER 31,
                                                                                    ------------
INVENTORIES                                                                   2006                2005
                                                                              ----                ----
Finished goods................................................                $217                $226
Goods in process..............................................                 165                 129
Raw materials and supplies....................................                  90                  92
                                                                              ----                ----
Inventories, at FIFO cost.....................................                 472                 447
Excess of FIFO over LIFO cost.................................                (209)               (206)
                                                                              ----                ----
TOTAL.........................................................                $263                 241
                                                                              ====                ====

         Inventories at FIFO approximate current cost.

                                                                                    DECEMBER 31,
                                                                                    ------------
PROPERTY, PLANT AND EQUIPMENT                                                 2006                2005
                                                                              ----                ----

Land..........................................................              $   18               $   19
Leasehold improvements........................................                  37                   37
Buildings.....................................................                 432                  410
Machinery and equipment.......................................               2,713                2,697
Construction in progress......................................                  66                   48
                                                                            ------               ------
Total property, plant and equipment...........................               3,266                3,211
Less accumulated depreciation.................................              (2,482)              (2,451)
                                                                            ------               ------
TOTAL.........................................................              $  784               $  760
                                                                            ======               ======

                                                                                    DECEMBER 31,
                                                                                    ------------
ACCRUED LIABILITIES                                                          2006                 2005
                                                                             ----                 ----

Wages and benefits............................................              $   59               $   52
Accrued selling expenses......................................                  32                   34
Accrued interest..............................................                  20                   23
Other.........................................................                 122                  100
                                                                            ------               ------
TOTAL.........................................................              $  233               $  209
                                                                            ======               ======


11.  VARIABLE INTEREST ENTITIES

         Solutia has a synthetic lease related to its corporate headquarters in St. Louis, Missouri, entered into in 1999, that qualifies as a variable interest entity ("VIE"). Based on the terms of the lease agreement and the residual value guarantee Solutia provides to the lessor, Solutia concluded it is the primary beneficiary of the VIE and is consolidated in accordance with FASB Interpretation No. 46, Consolidation of Variable Interest Entities. As a result, the property, plant and equipment of $32 and long-term debt of $43 held by the VIE are included in the Consolidated Statement of Financial Position.

12.  ASSET RETIREMENT OBLIGATIONS

         In March 2005, the FASB issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations - an interpretation of FASB Statement No. 143 ("FIN 47"). FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS No. 143, Accounting for Asset Retirement Obligations ("SFAS No. 143"), refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement, including those that may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. Uncertainty about the timing and
(or) method of settlement should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when sufficient information to reasonably estimate the fair value of an asset retirement obligation is considered available.

         Upon adoption of SFAS No. 143 as of January 1, 2003, Solutia identified certain conditional asset retirement obligations; however, these obligations were not recorded due to uncertainties involved with the determination of settlement timing. With the clarification outlined by FIN 47 for valuation of conditional asset retirement obligations, Solutia reevaluated the valuation concerns involving settlement timing for these conditional asset retirement obligations and accordingly reported an asset retirement obligation of $7 as of December 31, 2005. These obligations involve various federal, state and local regulations and/or contractual obligations to decontaminate and/or dismantle certain machinery and equipment, buildings, and leasehold improvements at Solutia's various operating locations.

         Asset retirement obligations were estimated for each of Solutia's operating locations, where applicable, based upon Solutia's current and historical experience, adjusted for factors that a third-party would consider, such as overhead, profit and market risk premium. Estimated obligations were escalated based upon the anticipated timing of the related cash flows using an assumed inflation rate, and then were discounted using a credit-adjusted, risk-free interest rate. The impact of adoption resulted in a charge of $3 recorded as a cumulative effect of change in accounting principle (net of tax of $1) in the Consolidated Statement of Operations in 2005.

         The pro-forma effects of the application of FIN 47 for the years ended December 31, 2005 and 2004 for these specific conditional asset retirement obligations are presented below:

                                                                       AS OF AND FOR THE YEAR
                                                                       ----------------------
                                                                         ENDED DECEMBER 31,
                                                                         ------------------
Pro-forma amounts assuming the accounting change is applied               2005           2004
retroactively net of tax:                                                 ----           ----
Net income (loss)..................................................      $   8          $ (321)
Net income (loss) per basic and diluted share......................      $0.08          $(3.07)

Pro-forma amounts of liability for asset retirement obligation at
beginning of period................................................      $   4          $    4
                                                                         -----          ------
Pro-forma amounts of liability for asset retirement obligation at
end of period......................................................      $   5          $    4
                                                                         -----          ------

         At December 31, 2006 and 2005, the Company had a liability pertaining to the asset retirement obligation in Other Liabilities on the Consolidated Statement of Financial Position. The following is a reconciliation of the beginning and ending carrying amount of the Company's asset retirement obligation and the related assets:

                                                                          2006           2005
                                                                          ----           ----
Asset retirement obligation, beginning of period...................      $   5          $  --
Cumulative effect of change in accounting principle................         --              7
Asset retirement obligation reclassed to liabilities of
discontinued operations............................................         --             (2)
Accretion expense..................................................         --             --
                                                                         -----          -----
Asset retirement obligation, end of period.........................      $   5          $   5
                                                                         =====          =====

         The net book value of the related long-lived assets is less than $1 for both 2006 and 2005.

13.  INCOME TAXES

         The components of income (loss) from continuing operations before income taxes were:

                                                                  YEAR ENDED DECEMBER 31,
                                                     -----------------------------------------------
                                                           2006            2005            2004
                                                           ----            ----            ----

United States..................................           $  (75)         $  (30)         $ (302)
Outside United States..........................               37              43              (1)
                                                          ------          ------          ------
TOTAL..........................................           $  (38)         $   13          $ (303)
                                                          ======          ======          ======

         The components of income tax expense (benefit) recorded in continuing operations were:

                                                                   YEAR END DECEMBER 31,
                                                     -----------------------------------------------
                                                           2006            2005            2004
                                                           ----            ----            ----

Current:
    U.S. federal................................          $   --          $   --          $   (5)
    U.S. state..................................              --              --              (1)
    Outside United States.......................              13               2               5
                                                          ------          ------          ------
                                                              13               2              (1)

Deferred:
    U.S. federal................................              --              --              --
    U.S. state..................................              --              --              --
    Outside United States.......................               5               8              (6)
                                                          ------          ------          ------
                                                               5               8              (6)
                                                          ------          ------          ------

Total...........................................          $   18          $   10          $   (7)
                                                          ======          ======          ======

         Income tax (benefit) expense differed from the amounts computed by applying the U.S. Federal income tax rate of 35% to income from continuing operations before income taxes as a result of the following:

                                                                         YEAR END DECEMBER 31,
                                                           -----------------------------------------------
                                                                 2006            2005            2004
                                                                 ----            ----            ----

DOLLARS IN MILLIONS
Income Tax at federal statutory rate.................
Increase (reduction) in income taxes due to:                    $ (13)          $   5           $(106)
   U.S. state income taxes...........................              (3)             (3)            (11)
   Export tax benefit................................              (2)             (3)             (3)
   Taxes related to foreign earnings.................               6               8               1
   Valuation allowances..............................              27              12             109
   Income from equity affiliates.....................             (10)             (9)             (3)
   Surrendered losses from equity affiliate (a) .....              (4)            (11)             --
   Reorganization costs..............................              12              13              13
   Tax contingency adjustment........................               8              --              (6)
   Other.............................................              (3)             (2)             (1)
                                                                -----           -----           -----
INCOME TAX EXPENSE (BENEFIT) ........................           $  18           $  10           $  (7)
                                                                =====           =====           =====

(a) During 2006, a non-consolidated equity affiliate surrendered a prior year loss that was used to offset a foreign subsidiary's taxable income in the United Kingdom. During 2005, a non-consolidated equity affiliate surrendered prior years losses that were used to offset a foreign subsidiary's taxable income in the United Kingdom.

         Deferred income tax balances were related to:

                                                                                    DECEMBER 31,
                                                                     -----------------------------------------
                                                                             2006                 2005
                                                                             ----                 ----

   Postretirement benefits....................................              $  318               $  421
   Environmental liabilities..................................                  53                   51
   Inventory..................................................                  16                   16
   Insurance reserves.........................................                  43                   50
   Miscellaneous accruals.....................................                   9                    9
   Equity affiliates..........................................                   8                   15
   Net operating losses.......................................                 412                  295
   Other......................................................                  51                   48
                                                                            ------               ------
   TOTAL DEFERRED TAX ASSETS                                                   910                  905
   Less: Valuation allowances.................................                (692)                (696)
                                                                            ------               ------
   DEFERRED TAX ASSETS LESS VALUATION ALLOWANCES                               218                  209
                                                                            ------               ------

   Property...................................................                (145)                (158)
   Accrued interest...........................................                 (39)                 (26)
   Other......................................................                 (20)                 (15)
                                                                            ------               ------
   TOTAL DEFERRED TAX LIABILITIES                                             (204)                (199)
                                                                            ------               ------

   NET DEFERRED TAX ASSETS....................................              $   14               $   10
                                                                            ======               ======

         At December 31, 2006, research and development tax credit carryforwards available to reduce possible future U.S. income taxes amounted to approximately $5, all of which will expire in 2019 through 2022. At December 31, 2006, various federal, state and foreign net operating loss carryforwards are available to offset future taxable income. These net operating losses expire from 2007 through 2026 or have an indefinite carryforward period. Valuation allowances have been provided for the tax credit and net operating loss carryforwards that are not likely to be utilized. Income taxes and remittance taxes have not been recorded on $87 of undistributed earnings of subsidiaries because Solutia intends to reinvest those earnings indefinitely.

         Solutia reduced the valuation allowances by $(4) in 2006 of which $27 was recorded in Income Tax Expense (Benefit) in the Consolidated Statement of Operations and $(31) was recorded in Accumulated Other Comprehensive Loss in the Consolidated Statement of Comprehensive Income (Loss). The valuation allowances are principally provided for the U.S. deferred tax assets as Solutia continues to no longer believe that the "more likely than not" recognition criteria outlined in SFAS No. 109, Accounting for Income Taxes, were appropriate given a combination of factors surrounding Solutia's Chapter 11 bankruptcy filing including: (i) the possibility that all or a substantial portion of the loss and credit carryforwards and tax bases of assets could be reduced to the extent of cancellation of indebtedness occurring as part of a reorganization plan; (ii) the possibility that all or a substantial portion of the loss and credit carryforwards could become limited if a change in ownership occurs as a result of a reorganization plan; and (iii) updated expectations regarding near-term taxable income.

         As of December 31, 2006, the Internal Revenue Service ("IRS") had completed its examination of the income tax returns of Solutia through 2001. No other years are currently being examined by the IRS. In addition, Solutia is subject to audits in several state and foreign jurisdictions. Solutia believes that it has adequate contingency reserves established for probable adjustments resulting from these audits. During 2006, Solutia increased its tax contingency reserves by $8 based on expected outcomes of income tax audits in various jurisdictions. The tax contingency reserves were adjusted by less than $(1) in 2005.

14.  DEBT OBLIGATIONS

         As of December 31, 2006, Solutia's debt obligations include borrowings from its DIP credit facility, notes and debentures. The weighted average interest rate on Solutia's total debt outstanding at December 31, 2006 was 8.4 percent compared to 8.7 percent at December 31, 2005. Excluding debt subject to compromise, with the exception of the 11.25 percent notes due 2009 on which the Bankruptcy Court has permitted continued payments of the contractual interest (see Note 3 for further description of these notes due
2009), the weighted average interest rate on total debt was 8.9 percent at December 31, 2006, compared to 9.8 percent at December 31, 2005. The weighted average interest rate on Solutia's short-term debt outstanding at December 31, 2006, was 9.0 percent as compared to 8.5 percent at December 31, 2005. As a result of the Chapter 11 filing, Solutia was in default on all its debt agreements as of December 31, 2006, with the exception of its DIP credit facility and SESA's (euro)200 million Facility Agreement ("Facility Agreement"). While operating as a debtor-in-possession during the Chapter 11 bankruptcy proceedings, Solutia has ceased recording interest on all unsecured pre-petition indebtedness in accordance with SOP 90-7, with the exception of the 11.25 percent notes due

2009. The amount of contractual interest not recorded was $32 in 2006, 2005 and 2004. Contractual interest is payable semiannually in January and July for the 11.25 percent notes due 2009. The DIP credit facility had $650 of borrowings at December 31, 2006 and $300 at December 31, 2005 and was classified as a current liability at both reporting dates. At both December 31, 2006 and 2005, Solutia had $95 and $131, respectively, of availability under the DIP credit facility due to borrowings and amounts outstanding under letter of credit facilities.

         Long-term debt consisted of the following as of December 31,

                                                              2006             2005
                                                              ----             ----

6.72% debentures due 2037........................              150               150
10.00% Euro notes due 2008 ......................               --               247
Facility Agreement due 2011 .....................              210                --
11.25% notes due 2009............................              223               223
7.375% debentures due 2027.......................              300               300
Other............................................               43                43
                                                            ------            ------
      Total principal amount.....................              926               963
Unamortized net discount (a).....................               --                --
                                                            ------            ------
                                                               926               963
Less amounts subject to compromise (Note 3)......             (716)             (716)
                                                            ------            ------
TOTAL............................................           $  210            $  247
                                                            ======            ======

(a) Unamortized net discount of $48 as of both December 31, 2006 and December 31, 2005 is included in liabilities subject to compromise, as further described in Note 3.

         Amendments to DIP Financing Agreement

         Solutia amended its DIP credit facility on March 17, 2006 with Bankruptcy Court approval. This amendment, among other things, (i) increased the DIP credit facility from $525 to $825; (ii) extended the term of the DIP credit facility from June 19, 2006 to March 31, 2007; (iii) decreased the interest rate on the term loan component of the DIP credit facility from LIBOR plus 425 basis points to LIBOR plus 350 basis points; (iv) increased certain thresholds allowing the Debtors to retain more of the proceeds from certain dispositions and other extraordinary receipts; (v) approved the disposition of certain assets of the Debtors; (vi) allowed refinancing of, and certain amendments to, SESA's outstanding Euronotes; and (vii) amended certain financial and other covenants. Note 23 describes an additional amendment to the DIP financing agreement made subsequent to December 31, 2006.

         Solutia analyzed the modifications of the DIP credit facility in March 2006 in accordance with the provisions of Emerging Issues Task Force ("EITF") No. 02-04, Determining Whether a Debtor's Modification or Exchange of Debt Instruments is within the Scope of FASB Statement No. 15, and EITF No. 96-19, Debtor's Accounting for a Modification or Exchange of Debt Instruments, and recorded a charge of approximately $8 to record the write-off of debt issuance costs and to record the DIP credit facility as modified at its fair value. In addition, $1 of unamortized debt issuance costs associated with the DIP credit facility were written off at the time of modification in March 2006.

         Solutia amended its DIP financing agreement on June 1, 2005 and received Bankruptcy Court approval on July 25, 2005. The amendment reduced the interest rate on the term loan component of the DIP credit facility to LIBOR plus 4.25 percent from the previous interest rate of the greater of the prime rate plus 4.0 percent or 8.0 percent, extended the maturity date of the current facility to June 19, 2006 from the previous December 19, 2005 maturity date, and made other minor modifications. No changes were made to the financial covenants contained in the DIP agreement aside from extending the financial covenant requirements to be commensurate with the new maturity date of the DIP agreement.

         Euronotes Refinancing

         On July 26, 2006, Solutia's indirect 100% owned subsidiary Solutia Services International S.C.A./Comm. V.A ("SSI"), a subsidiary of SESA, entered into a Facility Agreement guaranteed by SESA and CPFilms Vertriebs GmbH, a subsidiary of SESA. Closing of the Facility Agreement occurred on August 1, 2006. SESA used the proceeds of the Facility Agreement to refinance all of its
(euro)200 million of 10 percent Senior Secured Notes (the "Euronotes") on August 1, 2006 at a prepayment premium of 3 percent, as required pursuant to the Euronotes, for a total redemption amount of approximately (euro)215 million, including accrued interest. The Euronotes were refinanced to reduce the interest rate, extend the term of the indebtedness and facilitate certain dispositions by Solutia, including the sale of its pharmaceutical services business as described in Note 4.

         The Facility Agreement has a five-year term, with a termination date of July 31, 2011 and an adjustable rate structure which is EURIBOR plus 275 basis points. The margin is subject to adjustment upon the occurrence of certain events specified in the Facility Agreement or upon SESA and its subsidiaries attaining certain financial benchmarks. The Facility Agreement consists of a (euro)160 million term loan and a (euro)40 million term loan. The (euro)40 million term loan was repaid from the proceeds of the sale of Solutia's pharmaceutical services business (as further described in Note 4). The Facility Agreement is secured by substantially all of the assets of SESA and its subsidiaries. The Facility Agreement also contains other customary terms and conditions, including certain financial covenants relating to the performance of SESA and its subsidiaries.

15.  FAIR VALUES OF FINANCIAL INSTRUMENTS

         The recorded amounts of cash, trade receivables, third-party guarantees, accounts payable and short-term debt approximate their fair values at both December 31, 2006 and 2005, respectively.

         The estimated fair value of Solutia's long-term debt not subject to compromise was $214 at December 31, 2006 and $248 as of December 31, 2005. These estimates compare with the recorded amount of $210 in 2006 and $247 in 2005. Fair value of the debt subject to compromise cannot be fairly determined due to the inherent uncertainties underlying the valuation assumptions affected by the Chapter 11 bankruptcy proceedings.

         The estimated fair value of Solutia's foreign currency forward and option contracts on intercompany financing transactions was $1 at December 31, 2006 and less than $1 at December 31, 2005. Notional amounts for these forward and option contracts to purchase and sell foreign currencies were $181 at December 31, 2006, and $365 at December 31, 2005.

         The estimated fair value of Solutia's commodity forward contracts was less than a $1 and an approximate $1 loss at December 31, 2006 and 2005, respectively. Notional amounts for these commodity forward contracts were $2 and $9 at December 31, 2006 and 2005, respectively.

         Fair values are estimated by the use of quoted market prices; estimates obtained from brokers and other appropriate valuation techniques and are based upon information available as of both December 31, 2006, and December 31, 2005. The fair-value estimates do not necessarily reflect the values Solutia could realize in the current market.

16.  PENSION PLANS AND OTHER POSTRETIREMENT BENEFITS

         Pension benefits generally are based on the employee's age, years of service and/or compensation level. The domestic qualified pension plan is funded in accordance with Solutia's long-range projections of the plan's financial conditions. These projections take into account benefits earned and expected to be earned, anticipated returns on pension plan assets and income tax and other regulations. Solutia amended its U.S. qualified pension plan in 2005 for union participants and in 2004 for non-union participants to cease future benefit accruals effective January 1, 2006 and July 1, 2004, respectively (as further described below). Prior to the spinoff, the majority of Solutia's employees participated in Pharmacia's noncontributory pension plans. In conjunction with the spinoff, Solutia assumed pension liabilities and received related assets from those plans for its applicable active employees and for certain former employees who left Pharmacia in earlier years. Further, Solutia terminated certain domestic, non-qualified pension plans in 2005.

         Certain employees also participate in benefit programs that provide certain health care and life insurance benefits for retired employees. All regular, full-time U.S. employees and certain employees in other countries who were employed by Solutia on or before December 31, 1998, may become eligible for these benefits if they reach retirement age while employed by Solutia and have the required years of service. These postretirement benefits are unfunded and are generally based on the employee's age, years of service and/or compensation level. The costs of postretirement benefits are accrued by the date the employees become eligible for the benefits. Solutia amended its U.S. postretirement plan in 2005 for union, active employees and in 2004 for non-union, active employees (as further described below). In connection with the Solutia Spinoff, Solutia assumed retiree medical liabilities for its applicable active employees and for approximately two-thirds of the retired U.S. employees of Pharmacia.

         Solutia uses a measurement date of December 31 for the majority of its pension and other postretirement benefit plans. The amounts disclosed below do not reflect the impact of any changes to the benefit plans that might be contemplated as a result of the bankruptcy filing. In addition, the accrued liabilities for domestic pension and other postretirement obligations have been classified as liabilities subject to compromise as of December 31, 2006 and 2005 (see Note 3).

         Net Periodic Cost

         For the years ended December 31, 2006, 2005, and 2004, Solutia's pension and healthcare and other benefit costs were as follows:

                                                        PENSION BENEFITS                     HEALTHCARE AND OTHER BENEFITS
                                                        ----------------                     -----------------------------
                                                 2006          2005          2004           2006          2005          2004
                                                 ----          ----          ----           ----          ----          ----
Service costs for benefits earned.............. $   4         $   6         $  14          $   5         $   5         $   8
Interest cost on benefit obligation............    65            68            77             29            33            42
Assumed return on plan assets..................   (60)          (61)          (75)            --            --            --
Prior service costs ...........................    --             2             6            (11)          (10)          (13)
Actuarial net (gain)/loss......................    14            14             7              7            14             7
Net  curtailment  and settlement  charges/
(gains)........................................    --            17            73             --            (4)          (38)
                                                -----         -----         -----          -----         -----         -----
TOTAL.......................................... $  23         $  46         $ 102          $  30         $  38         $   6
                                                =====         =====         =====          =====         =====         =====

         Curtailments and Settlements
         ----------------------------

         Solutia amended its U.S. postretirement plan in 2006 for retiree participants to be effective January 1, 2007. The changes terminate medical benefits for certain retirees who are Medicare eligible, and if not Medicare eligible, to terminate medical benefits on the earlier of (a) the date such retirees or participants become Medicare eligible if such date is on or after January 1, 2007 or (b) October 19, 2016. This action resulted in a curtailment of the U.S. postretirement plan, as defined by SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, due to the termination of medical benefits provided to retiree participants in Solutia's U.S. postretirement plan. The net result of this action in 2006 was a $40 gain due primarily to the required recognition of prior service gains that were expected to be amortized into earnings over the estimated future service period of the plan participants.

         Solutia amended its U.S. qualified pension plan in 2005 to cease benefit accruals for domestic union participants to be effective January 1, 2006. This action resulted in a curtailment of the U.S. qualified pension plan, as defined by SFAS No. 88, Employees Accounting for Settlements and Curtailments of Defined Pension Plans and for Termination Benefits, due to the reduction in anticipated future service of union participants in Solutia's U.S. qualified pension plan. The net result of this action in 2005 was a $7 loss due primarily to the required recognition of unrecognized losses that were expected to be amortized into earnings over the estimated future service period of the plan participants.

         Solutia also amended in 2005 its U.S. postretirement plan for union, active employees to be effective January 1, 2006. These changes included discontinuation of all postretirement benefits after attaining age 65, changes to certain eligibility requirements for pre-65 postretirement benefits with the eventual elimination of these benefits by 2016, and significant reduction of retiree life insurance benefits for future retirees. This action resulted in a curtailment of the U.S. postretirement plan, as defined by SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, due to the reduction in anticipated future service of union participants in Solutia's U.S. postretirement plan. The net result of this action in 2005 was a $4 gain due primarily to the required recognition of unrecognized gains that were expected to be amortized into earnings over the estimated future service period of the plan participants.

         Solutia terminated certain domestic, non-qualified pension plans in 2005, which were effectively frozen since Solutia's bankruptcy filing on December 17, 2003. The termination of these plans resulted in a pension settlement in accordance with SFAS No. 88. However, no adjustments were made to the recorded amount of $19 for these plans since this amount represents the best proxy for the allowed claim amount in accordance with SOP 90-7. An adjustment to this amount will be made if the allowed claim is deemed to be different through the claims resolution process. The amount has been presented as a reduction to the overall pension obligation in 2005, as the amount no longer represent a pension obligation, but instead general unsecured claims against Solutia.

         Solutia amended its U.S. qualified and non-qualified pension plans in 2004 to cease future benefit accruals effective July 1, 2004 for non-union participants in these plans. As a result, Solutia recorded a pension curtailment net loss of $63 in 2004 due to the reduction in anticipated future service of participants in Solutia's U.S. qualified and non-qualified pension plans. In addition, Solutia recorded a pension settlement net gain of $1 resulting from the significant reduction in the number of participants in Solutia's non-qualified pension plan principally resulting from workforce reduction initiatives.

         Solutia amended its U.S. postretirement plan for non-union, active employees during 2004. These changes, effective September 1, 2004, include discontinuation of all postretirement benefits after attaining age 65, changes to certain eligibility requirements for pre-65 postretirement benefits with the eventual elimination of these benefits by 2016, and elimination of retiree life insurance benefits for future retirees. As a result, Solutia recorded a curtailment gain of $38 in 2004 due to the reduction in anticipated future service of non-union participants in Solutia's U.S. postretirement plan.

         Solutia recorded pension settlement charges of $10 in both 2005 and 2004 resulting principally from the significant amount of lump sum distributions from Solutia's U.S. qualified pension plan during each of those years relating primarily to headcount reductions. In addition, Solutia recorded a curtailment loss of $1 during 2004 due to the reduction in anticipated future service of participants in Solutia's Canadian pension plan resulting from headcount reductions.

         Actuarial Assumptions
         ---------------------

         The significant actuarial assumptions used to determine net periodic cost for Solutia's principal pension, healthcare and other benefit plans were as follows:

                                                     PENSION BENEFITS         HEALTHCARE AND OTHER BENEFITS
                                                     ----------------         -----------------------------
                                                   2006            2005            2006            2005
                                                   ----            ----            ----            ----
Discount rate...................................   5.50%           5.50%           5.50%           5.25%
Expected return on plan assets..................   8.75%           9.00%            N/A             N/A
Rate of compensation increase (a)...............   4.00%           4.00%            N/A             N/A
Assumed trend rate for healthcare costs ........    N/A             N/A            9.00%           8.00%
Ultimate trend rate for healthcare costs........    N/A             N/A            5.00%           5.00%

    (a) The rate of compensation increase in 2006 and 2005 relates specifically to Solutia's foreign pension plans. The rate of compensation increase is not applicable to the valuation of U.S. pension plans as of December 31, 2006 and 2005 due to the aforementioned cessation of future benefit accruals in 2005 and 2004 for participants in the U.S. pension plans.

         Solutia establishes its discount rate based upon the internal rate of return for a portfolio of high quality bonds with maturities consistent with the nature and timing of future cash flows for each specific plan. The expected long-term rate of return on pension plan assets assumption is based on the target asset allocation policy and the expected future rates of return on these assets.

         A 1 percent change in the assumed health care cost trend rates would have the following effect as of December 31, 2006:

                                                                       1-PERCENTAGE-        1-PERCENTAGE-
                                                                      POINT INCREASE       POINT DECREASE
                                                                      --------------       --------------
Effect on postretirement benefit obligation...................             $  3                $ (3)
Effect on total service and interest cost components .........               --                  --

         Solutia's costs for postretirement medical benefits are capped for many current retirees and for active employees; therefore, the impact of this hypothetical change in the assumed health care cost trend rate is limited.

         Benefit Obligations

         Components of the changes in the benefit obligation of Solutia's principal pension, healthcare and other benefit plans were as follows:

                                                    PENSION BENEFITS         HEALTHCARE AND OTHER BENEFITS
                                                    ----------------         -----------------------------
                                                  2006            2005            2006            2005
                                                  ----            ----            ----            ----
CHANGES IN BENEFIT OBLIGATION
  Benefit obligation at January 1............... $1,240          $1,319          $  579          $  717
  Service costs.................................      4               6               5               5
  Interest cost.................................     65              68              29              33
  Contributions.................................      2               1              21              23
  Actuarial (gain) losses.......................     --              44              (6)            (81)
  Foreign currency .............................     17             (14)             --              --
  Plan amendments ..............................     --             (19)            (40)            (10)
  Federal subsidy on benefits paid .............     --              --               7              --
  Benefits paid.................................   (148)           (165)           (110)           (108)
                                                 ------          ------          ------          ------
  BENEFIT OBLIGATION AT DECEMBER 31............. $1,180          $1,240          $  485          $  579
                                                 ======          ======          ======          ======

         The accumulated benefit obligation was $1,157 and $1,217 as of December 31, 2006 and 2005, respectively.

         The significant actuarial assumptions used to estimate the projected benefit obligation for Solutia's principal pension, healthcare and other benefit plans were as follows:

                                                   PENSION BENEFITS          HEALTHCARE AND OTHER BENEFITS
                                                   ----------------          -----------------------------
                                                  2006            2005            2006            2005
                                                  ----            ----            ----            ----
Discount rate...................................   5.75%           5.50%           5.75%           5.50%
Expected return on plan assets..................   8.75%           9.00%            N/A             N/A
Rate of compensation increase (a)...............   4.00%           4.00%            N/A             N/A
Assumed trend rate for healthcare costs ........    N/A             N/A            8.00%           9.00%
Ultimate trend rate for healthcare costs........    N/A             N/A            5.00%           5.00%

     (a) The rate of compensation increase in 2006 and 2005 relates specifically to Solutia's foreign pension plans. The rate of compensation increase is not applicable to the valuation of U.S. pension plans as of December 31, 2006 and 2005 due to the aforementioned cessation of future benefit accruals in 2005 and 2004 for participants in the U.S. pension plans.

         Plan Assets

         Components of the changes in fair value of plan assets of Solutia's pension plans were as follows:

                                                              PENSION BENEFITS
                                                              ----------------
                                                           2006              2005
                                                           ----              ----
CHANGES IN FAIR VALUE OF PLAN ASSETS
  Fair value of plan assets at January 1................  $  700            $  811
  Actual return on plan assets..........................      76                59
  Contributions.........................................     186                 5
  Foreign currency......................................      13               (10)
  Benefits paid.........................................    (148)             (165)
                                                          ------            ------
  FAIR VALUE OF PLAN ASSETS AT DECEMBER 31..............  $  827            $  700
                                                          ------            ------

         The other postretirement benefits plans are unfunded as of December 31, 2006 and 2005.

         The asset allocation for Solutia's pension plans as of December 31, 2006 and 2005, and the target allocation for 2007, by asset category, follows.

                                                                          PERCENTAGE OF PLAN ASSETS AT DECEMBER 31,
                                                                          -----------------------------------------
 ASSET CATEGORY                2007 TARGET ALLOCATION                        2006                           2005
 --------------                ----------------------                        ----                           ----
Equity securities                         67%                                 68%                            67%
Debt securities                           30                                  29                             29
Other                                      3                                   3                              4
                                         ---                                 ---                            ---
Total                                    100%                                100%                           100%

         The Solutia defined benefit plan investment strategy is to maintain an asset allocation that is diversified among multiple asset classes, and among multiple managers within each asset class, in order to minimize the risk of large losses and to maximize the long-term risk-adjusted rate of return.

         Funded Status

         The funded status of Solutia's principal pension, healthcare and other benefit plans at December 31, 2006, and 2005 and the related amounts recognized in the Consolidated Statement of Financial Position was as follows:

                                                    PENSION BENEFITS         HEALTHCARE AND OTHER BENEFITS
                                                    ----------------         -----------------------------
                                                  2006            2005            2006            2005
                                                  ----            ----            ----            ----
Fair value of plan assets....................... $  827          $  700          $   --          $   --
Projected benefit obligation....................  1,180           1,240             485             579
                                                 ------          ------          ------          ------
FUNDED STATUS................................... $ (353)         $ (540)         $ (485)         $ (579)
Unrecognized actuarial loss.....................    N/A             167             N/A              54
Unrecognized prior service costs (gains)........    N/A               1             N/A             (59)
                                                 ------          ------          ------          ------
ACCRUED NET LIABILITY AT DECEMBER 31............    N/A          $ (372)            N/A          $ (584)
                                                 ======          ======          ======          ======

                                                     PENSION BENEFITS        HEALTHCARE AND OTHER BENEFITS
                                                     ----------------        -----------------------------
                                                  2006            2005            2006            2005
                                                  ----            ----            ----            ----
Prepaid benefit cost............................    N/A          $   18             N/A          $   --
Current liability...............................     --             N/A             (79)            N/A
Long-term liability.............................   (353)            N/A            (405)            N/A
Accrued benefit cost............................    N/A            (530)            N/A            (584)
Intangible asset................................    N/A               1             N/A             N/A
ACCUMULATED OTHER COMPREHENSIVE LOSS:
Minimum pension liability.......................    N/A             139             N/A             N/A
Net actuarial (gain)/loss.......................    143             N/A              40             N/A
Prior service (gain)/cost.......................      1             N/A             (88)            N/A
                                                 ------          ------          ------          ------
ACCRUED NET LIABILITY...........................    N/A          $ (372)            N/A          $ (584)
                                                 ======          ======          ======          ======

         The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with projected benefit obligation in excess of plan assets and for the pension plans with accumulated benefit obligations in excess of plan assets were as follows as of December 31:

                                               PROJECTED BENEFIT OBLIGATION        ACCUMULATED BENEFIT
                                                EXCEEDS THE FAIR VALUE OF      OBLIGATION EXCEEDS THE FAIR
                                                       PLAN ASSETS                 VALUE OF PLAN ASSETS
                                                       -----------                 --------------------
                                                  2006            2005            2006            2005
                                                  ----            ----            ----            ----
Projected benefit obligation.................... $1,180          $1,240           1,142           1,204
Accumulated benefit obligation..................  1,157           1,217           1,126           1,187
Fair value of plan assets.......................    827             700             790             668

         The accumulated postretirement benefit obligation exceeds plan assets for all of Solutia's other postretirement benefit plans.

         Solutia actively manages funding of its domestic qualified pension plan in order to meet the requirements of the IRS and the Pension Benefits Guarantee Corporation (a U.S. federal agency). Solutia contributed $179 in 2006 to the qualified pension plan in accordance with IRS funding rules and made a discretionary contribution of $11 in 2004 to the qualified pension plan in order to minimize future required contributions and to utilize available tax benefits. No contributions were made during 2005 to the qualified pension plan. According to current IRS funding rules, Solutia estimates that it will be required to make approximately $100 in pension contributions to its U.S. qualified pension plan in 2007. In addition, Solutia contributed $6 in 2006, $5 in 2005 and $4 in 2004, respectively, to fund its foreign pension plans. Moreover, Solutia expects to be required to fund a like amount in pension contributions for its foreign pension plans in 2007.

         Effects of Adopting SFAS No. 158

         The following table illustrates the incremental effect of applying SFAS No. 158 on individual line items in the Consolidated Statement of Financial Position at December 31, 2006:

                                                      Before Application of                     After Application of
                                                           SFAS No. 158         Adjustments         SFAS No. 158
                                                           ------------         -----------         ------------
Investments in affiliates                                    $  211               $  (18)            $   193
Other assets                                                    112                  (13)                 99
Other liabilities                                               283                    6                 289
Liabilities subject to compromise                             1,899                  (50)              1,849
Accumulated other comprehensive loss                             80                  (13)                 67

         Estimated Future Benefit Payments

         Estimated benefit payments expected to be made over the next five years and the cumulative five year period thereafter are as follows:

                                      PENSION        HEALTHCARE AND
                                      BENEFITS       OTHER BENEFITS
                                      --------       --------------

  2007                                 $  114           $   71
  2008                                    112               65
  2009                                    107               61
  2010                                    107               58
  2011                                    101               55
  2012-2016                               455              203

17. EMPLOYEE SAVINGS PLANS

         Substantially all U.S. employees of Solutia are eligible to participate in the Solutia Savings and Investment Plan ("SIP"), a 401(k) plan. Effective December 15, 2003, all matching contributions are invested in the same manner as participants' personal SIP contributions. Company cash contributions related to the employer match were $15 in 2006 and 2005, respectively, and $10 in 2004, and were invested in accordance with participants' personal investment elections. In addition, effective January 1, 2005, Solutia increased its SIP matching contribution percentage to 100 percent on the first 7 percent of a participant's qualified contributions from 60 percent on the first 8 percent, previously.

18. STOCK OPTION PLANS

         Solutia has two stock-based incentive plans under which awards are available for grants to officers and employees; the Solutia Inc. 2000 Stock-Based Incentive Plan ("2000 Plan") and the Solutia Inc. 1997 Stock-Based Incentive Plan ("1997 Plan"). The 2000 Plan authorizes up to 5,400,000 shares and the 1997 Plan up to 7,800,000 shares of Solutia common stock for grants of non-qualified and incentive stock options, stock appreciation rights, restricted stock awards and bonus stock awards. The shares used may be newly issued shares, treasury shares or a combination. Under both plans, the exercise price of a stock option must be no less than the fair market value of Solutia's common stock on the option grant date. Additionally, the plans provide that the term of any stock option granted may not exceed 10 years. At December 31, 2006, approximately 2,240,193 shares from the 2000 Plan and 2,414,464 shares from the 1997 Plan remained available for grants.

         During 2006, no options were granted to named executive officers and other senior executives as a group, or to other employees. Total shares covered by options granted under the plans to current executive officers and other senior executives as a group totaled 3,011,000, and those to other employees totaled 10,016,592, through December 31, 2006. The options granted to Solutia's executive officers and other senior executives are primarily performance options that become exercisable upon the earlier of achievement of specified share price targets or the ninth anniversary of the option grant. The options granted to the other management employees are time-based. They generally become exercisable in thirds, one-third on each of the first three anniversaries of the option grant date.

         The Solutia Inc. Non-Employee Director Compensation Plan provides incentives to non-employee members of Solutia's board of directors. This plan authorizes up to 400,000 shares for grants of non-qualified stock options and for grants of deferred shares in payment of all or a portion of the annual retainer for the non-employee directors. Only treasury shares may be used. Under this plan, the exercise price of a stock option must be no less than the fair market value of Solutia's common stock on the grant date and the term of any stock option granted under the plan may not exceed 10 years. At December 31, 2006 and 2005, 25,174 shares of Solutia's common stock remained available for grants under the plan. There were no options or deferred shares granted in 2006 as all non-employee director compensation is paid in cash.

         As of January 1, 2006, Solutia adopted SFAS No. 123 (revised 2004), Share-Based Payment ("SFAS No. 123(R)"), using the modified prospective method, which requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation over the service period for awards expected to vest. The fair value of stock options is determined using the Black-Scholes valuation model, which is consistent with valuation techniques previously utilized for options in footnote disclosures required under SFAS No. 123, Accounting for Stock Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation--Transition and Disclosure. Such value is recognized as expense over the service period, net of estimated forfeitures, using the straight-line method under SFAS No. 123(R). The estimation of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from our current estimates, such amounts will be recorded as a cumulative adjustment in the period estimates are revised. Additionally, Solutia's existing shares of common stock, as well as options and warrants to purchase its common stock will be cancelled upon our emergence from Chapter
11. It is highly unlikely that holders of options to purchase Solutia's common stock will receive any consideration in our Chapter 11 Cases for their equity based compensation.

         There were no options granted or exercised during 2006. Accordingly, no compensation cost with respect to such activities was recognized in the Consolidated Statement of Operations. However, to the extent that the remaining service periods of unvested options granted prior to January 1, 2006 extend past the adoption date of SFAS No. 123(R), the residual unamortized fair value originally calculated for footnote disclosures required under SFAS No. 123, net of estimated forfeitures, is now recognized on a straight-line basis over such remaining periods. Compensation cost and all related effects within the Consolidated Statement of Operations and Consolidated Statement of Cash Flows associated with these unvested options was less than $1 during 2006. Additionally, there was less than $1 of total unrecognized compensation cost related to these unvested options as of December 31, 2006 to be recognized over a weighted-average recognition period of less than one year.

         Prior to January 1, 2006, Solutia applied SFAS No. 123 as amended by SFAS No. 148, which allowed Solutia to continue following the guidance of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, for measurement and recognition of stock-based transactions with employees. Accordingly, no compensation cost was recognized for Solutia's option plans in the Consolidated Statement of Operations during such periods, as all options granted under the plans had an exercise price equal to the market value of Solutia's stock on the date of the grant. The effect would have been less than $1 on net income and no change on income per share had the determination of compensation cost for these plans been based on the fair value at the grant dates for awards under these plans, consistent with SFAS No. 123, for 2006.

         A summary of the status of Solutia's stock option plans for years ended December 31, 2006, 2005 and 2004 follows:

                                                                            OUTSTANDING
                                                           ----------------------------------------------
                                         EXERCISABLE                                  WEIGHTED-AVERAGE
                                           OPTIONS                OPTIONS              EXERCISE PRICE
                                    ----------------------------------------------------------------------
December 31, 2003.............                20,838,155             23,500,239                 $15.31
                                    ----------------------------------------------------------------------

   Granted....................                                               --                  $0.00
   Exercised..................                                               --                   0.00
   Expired....................                                       (3,886,064)                 13.41
                                    ----------------------------------------------------------------------
December 31, 2004.............                18,646,490             19,614,175                 $15.69
                                    ----------------------------------------------------------------------

   Granted....................                                               --                  $0.00
   Exercised..................                                               --                   0.00
   Expired....................                                       (2,290,624)                 14.84
                                    ----------------------------------------------------------------------
December 31, 2005.............                16,938,707             17,323,551                 $15.80
                                    ----------------------------------------------------------------------

   Granted....................                                               --                  $0.00
   Exercised..................                                               --                   0.00
   Expired....................                                       (4,924,321)                 16.57
                                    ----------------------------------------------------------------------
December 31, 2006.............                12,236,430             12,399,230                 $15.49
                                    ----------------------------------------------------------------------

         The following table summarizes information about stock options outstanding at December 31, 2006:

OPTIONS OUTSTANDING:
                                                             WEIGHTED-AVERAGE
             RANGE OF                                     REMAINING CONTRACTUAL     WEIGHTED-AVERAGE
         EXERCISE PRICES                   NUMBER                  LIFE              EXERCISE PRICE
--------------------------------------------------------------------------------------------------------
$  0 to  2.99.................              707,500                5.8                      $ 1.26
   3 to  7.99.................               49,233                6.0                        3.89
   8 to 11.99.................            1,140,667                3.0                       10.32
  12 to 15.99.................            2,402,530                2.3                       13.83
  16 to 18.99.................            4,508,343                0.1                       16.39
  19 to 22.99.................            3,441,809                1.0                       19.73
  23 to 29.99.................              149,148                0.9                       27.87
                                   ---------------------------------------------------------------------
$  0 to 29.99.................           12,399,230                1.4                      $15.49
                                   =====================================================================

OPTIONS EXERCISABLE:

            RANGE OF                                                 WEIGHTED-AVERAGE
         EXERCISE PRICES                         NUMBER               EXERCISE PRICE
-------------------------------------------------------------------------------------
$  0 to  2.99.................                    620,700                 $ 1.26
   3 to  7.99.................                      9,233                   3.87
   8 to 11.99.................                  1,128,667                  10.32
  12 to 15.99.................                  2,378,530                  13.83
  16 to 18.99.................                  4,508,343                  16.39
  19 to 22.99.................                  3,441,809                  19.73
  23 to 29.99.................                    149,148                  27.87
                                   --------------------------------------------------
$  0 to 29.99.................                 12,236,430                 $15.64
                                   ==================================================


19.  CAPITAL STOCK

         On December 17, 2003, following the announcement that Solutia had filed for Chapter 11 bankruptcy protection, the New York Stock Exchange ("NYSE") halted trading in Solutia's common stock. Solutia's common stock was delisted from the NYSE on February 24, 2004. Solutia's common stock is currently being quoted under the ticker symbol SOLUQ on the Pink Sheets Electronic Quotation Service maintained by The Pink Sheets LLC and on the OTC Bulletin Board.

         No dividends were paid in 2006 or 2005. Solutia is currently prohibited by both the U.S. Bankruptcy Code and the DIP credit facility from paying dividends to shareholders.

         Solutia's board of directors declared a dividend of one preferred stock purchase right for each share of Solutia's common stock issued in the distribution of shares by Pharmacia to its shareholders on the effective date of the spinoff and authorized the issuance of one right for each share of common stock issued after the effective date of the spinoff until the earlier of the date the rights become exercisable or the termination date of the rights plan. If a person or group acquires beneficial ownership of 20 percent or more, or announces a tender offer that would result in beneficial ownership of 20 percent or more, of Solutia's outstanding common stock, the rights become exercisable. Then, for every right held, the owner will be entitled to purchase one one-hundredth of a share of a series of preferred stock for $.000125. If Solutia is acquired in a business combination transaction while the rights are outstanding, for every right held the holder will be entitled to purchase, for $.000125, common shares of the acquiring company having a market value of $.000250. In addition, if a person or group acquires beneficial ownership of 20 percent or more of Solutia's outstanding common stock, for every right held, the holder (other than such person or members of such group) will be entitled to purchase, for $.000125, a number of shares of Solutia's common stock having a market value of $.000250. Furthermore, at any time after a person or group acquires beneficial ownership of 20 percent or more (but less than 50 percent) of Solutia's outstanding common stock, Solutia's board of directors may, at its option, exchange part or all of the rights (other than rights held by the acquiring person or group) for shares of Solutia's common stock on a one-share-for-every-one-right basis. At any time prior to the acquisition of such a 20 percent position, Solutia can redeem each right for $.00000001. The board of directors is also authorized to reduce the 20 percent thresholds described above to not less than 10 percent. The rights expire in the year 2007. However, Solutia believes that its plan of reorganization will result in cancellation of its existing shares of common stock, as well as options and warrants to purchase its common stock and that it is unlikely that holders of Solutia's common stock, including options and warrants to purchase Solutia's common stock, will receive any consideration for that stock or those options and warrants in such a plan of reorganization. Consequently, this preferred stock purchase right plan would be cancelled if the underlying common stock were to be cancelled.

         Solutia has 10 million shares of preferred stock, par value $0.01 per share, authorized. As of December 31, 2006, there were no preferred shares issued or outstanding.

20. COMMITMENTS AND CONTINGENCIES

         Commitments

         Commitments, principally in connection with uncompleted additions to property, were approximately $16 at December 31, 2006 and 2005. In addition, as of December 31, 2006 and 2005, Solutia was contingently liable under letters of credit totaling $76 and $98, respectively, of which $2 and $1, respectively, were cash collaterized, primarily related to environmental remediation and various insurance related activities. The cash underlying these collateralized letters of credit is contractually restricted and accordingly is excluded from cash and cash equivalents and recorded in Other Assets within the Consolidated Statement of Financial Position as of December 31, 2006 and 2005.

         Solutia's future minimum payments under operating leases and various unconditional purchase obligations are $10 for 2007, $6 for 2008, $3 for 2009, $1 for 2010, and $0 for 2011 and thereafter. The amounts of these commitments have not been adjusted to reflect any potential impact that the bankruptcy proceedings may have upon the timing and valuation of such commitments.

         Solutia has entered into agreements with certain customers to supply a guaranteed quantity of certain products annually at prices specified in the agreements. In return, the customers have advanced funds to Solutia to cover the costs of expanding capacity to provide the guaranteed supply. Solutia has recorded the advances as deferred credits and amortizes the amounts to income as the customers purchase the products. The unamortized deferred credits were $91 at December 31, 2006 and $100 at December 31, 2005.

         No single customer or customer group accounted for 10 percent or more of Solutia's net sales for the years ended December 31, 2006 and 2004. For the year ended December 31, 2005, Shaw Industries, Inc., a single customer within the Integrated Nylon segment, accounted for approximately 11 percent of Solutia's consolidated net sales.

         The more significant concentrations in Solutia's trade receivables at December 31, 2006 and 2005 were:

                                                          2006
                             ---------------------------------------------------------------
                                NORTH       EUROPE/     LATIN      ASIA
                               AMERICA      AFRICA     AMERICA    PACIFIC      TOTAL
                               -------      ------     -------    -------      -----
Glass.....................         $13         $65         $15        $15       $108
Nylon Polymers............          25          10          --         32         67
Chemicals.................          34           4           1          5         44

                                                          2005
                             ----------------------------------------------------------------
                                NORTH       EUROPE/     LATIN      ASIA
                               AMERICA      AFRICA     AMERICA    PACIFIC      TOTAL
                               -------      ------     -------    -------      -----
Glass.....................         $19         $58          $9        $14       $100
Nylon Polymers............          15           4          --         19         38
Chemicals.................          25           6           1          4         36

         Management does not anticipate losses on its trade receivables in excess of established allowances.

         Contingencies

         Litigation
         ----------

         Because of the size and nature of Solutia's business, Solutia is a party to numerous legal proceedings. Most of these proceedings have arisen in the ordinary course of business and involve claims for money damages. In addition, at the time of its spinoff from Pharmacia, Solutia assumed the defense of specified legal proceedings and agreed to indemnify Pharmacia for obligations arising in connection with those proceedings. Solutia has determined that these defense and indemnification obligations to Pharmacia are pre-petition obligations under the U.S. Bankruptcy Code that Solutia is prohibited from performing, except pursuant to a confirmed plan of reorganization. As a result, Solutia has ceased performance of these obligations. Solutia's cessation of performance may give rise to a pre-petition unsecured claim against Solutia which Pharmacia may assert in Solutia's Chapter 11
                                      34
bankruptcy case. The estimated unsecured claim amount was classified as a liability subject to compromise as of December 31, 2006 and December 31, 2005 in the amount of $111 and $136, respectively.

         Monsanto also indemnified Pharmacia with respect to a number of legal proceedings described in Solutia's 2003 Form 10-K/A in which Solutia was a named defendant or was defending solely due to its Pharmacia related indemnification obligations referred to above. Solutia is prohibited from performing with respect to these obligations, and developments, if any, in these matters are currently managed by other named defendants. Accordingly, Solutia has ceased reporting on the status of those legal proceedings. The legal proceedings which are in this category are (i) Owens v. Monsanto; (ii) Payton v. Monsanto; (iii) other Anniston cases; and (iv) premises based asbestos litigation. Legal proceeding activities are currently being funded by Monsanto for these matters. Monsanto's funding of these legal activities may give rise to a claim against Solutia which Monsanto may assert in Solutia's bankruptcy case.

         Following is a summary of legal proceedings that Solutia or its equity affiliate continue to manage that, if resolved unfavorably, could have a material adverse effect on Solutia's results of operation and financial position.

LEGAL PROCEEDINGS IN SOLUTIA'S BANKRUPTCY CASE
----------------------------------------------

JP MORGAN ADVERSARY PROCEEDING

         On May 27, 2005, JPMorgan, as indenture trustee for Solutia's debentures due 2027 and 2037 (the "Prepetition Indenture"), filed an adversary proceeding against Solutia in Solutia's bankruptcy case. In the proceeding, JPMorgan asserted five causes of action seeking declaratory judgments to establish the validity and priority of the purported security interest of the holders of the 2027 and 2037 debentures, and one cause of action pursuant to section 363 of the Bankruptcy Code asserting that the alleged security interests lacked adequate protection. The proceeding relates to Solutia's 2002 and 2003 refinancings of its credit facilities. When Solutia refinanced its credit facilities in 2002, the 2027 and 2037 Debentures obtained a pro rata secured interest in certain of Solutia's assets as a result of the application of the "equal and ratable" provisions of the Prepetition Indenture. On October 8, 2003, Solutia restructured its credit facilities, reduced its outstanding secured indebtedness below the threshold level that initially triggered the "equal and ratable" provisions of the Prepetition Indenture and, as a result, the 2027 and 2037 Debentures returned to their original unsecured status. JPMorgan alleges that the October 8, 2003 refinancing had no effect on the security interests and liens that were created in 2002, and argues further that, even if it did, those liens should be reinstated as a matter of equity. The Unsecured Creditors' Committee and the Ad Hoc Solutia Trade Claims Committee have intervened in the proceeding in support of Solutia and the Ad Hoc Committee of Solutia Noteholders has intervened in the proceeding in support of JPMorgan.

         Trial concluded on July 10, 2006. Post-trial briefs were submitted by the parties in August 2006. The Bankruptcy Court has not made a ruling.

EQUITY COMMITTEE ADVERSARY PROCEEDING AGAINST MONSANTO AND PHARMACIA

         On March 7, 2005, the Equity Committee in Solutia's bankruptcy case filed a complaint against Pharmacia and Monsanto and objections to the proofs of claim filed by Pharmacia and Monsanto in Solutia's bankruptcy case. Solutia was not named as a defendant in its complaint, the Equity Committee seeks to avoid certain obligations assumed by Solutia at the time of its spinoff from Pharmacia. The complaint alleges, among other things, that the Solutia Spinoff was a fraudulent transfer under the Bankruptcy Code because Pharmacia forced Solutia to assume excessive liabilities and insufficient assets such that Solutia was destined to fail from its inception. Pharmacia and Monsanto filed a motion to dismiss the complaint or, in the alternative, to stay the adversary proceeding. On August 4, 2005, the Debtors filed with the Bankruptcy Court their Statement and Reservation of Rights in Response to the complaint and Objection to Claims, in which the Debtors expressed their view that the issues and disputes raised in the complaint would be resolved through the Plan confirmation process. During a hearing held on April 11, 2006, the Bankruptcy Court issued a bench ruling denying Pharmacia and Monsanto's motion to dismiss the complaint. The Ad Hoc Committee of Solutia Noteholders and the Ad Hoc Solutia Trade Claims Committee have intervened in this adversary proceeding in support of the Equity Committee. Solutia and the Unsecured Creditors' Committee have intervened in this adversary proceeding as neutral parties due to the importance of this proceeding with respect to Solutia's bankruptcy case. On September 14, 2006, the Court ruled that while the Equity Committee did not have standing to pursue these claims on behalf of the Debtors, it had standing to pursue its own objections to the claims of Monsanto and Pharmacia. This matter was submitted to mediation but the parties were unable to reach a consensual resolution. The adversary proceeding has been stayed indefinitely by the parties, subject to certain rights of the parties to recommence such proceeding.

LEGAL PROCEEDINGS OUTSIDE SOLUTIA'S BANKRUPTCY CASE
---------------------------------------------------

ANNISTON PARTIAL CONSENT DECREE

         On August 4, 2003, the U.S. District Court for the Northern District of Alabama approved a Partial Consent Decree in an action captioned United States of America v. Pharmacia Corporation (p/k/a Monsanto Company) and Solutia. This Partial Consent Decree provides for Pharmacia and Solutia to sample certain residential properties and remove soils found on those properties if PCBs are at a level of 1 part per million (ppm) or above, to conduct a Remedial Investigation and Feasibility Study to provide information for the selection by the Environmental Protection Agency ("EPA") of a cleanup remedy for the Anniston, Alabama PCB site, and to pay EPA's past response costs and future oversight costs related to this work. The decree also provided for the creation of an educational trust fund of approximately $3 to be funded over a 12-year period to provide supplemental educational services for school children in west Anniston.

         A subsequent dispute arose between the EPA and Solutia regarding the scope and application of the automatic stay arising as a result of Solutia's Chapter 11 filing to the remaining obligations under the Partial Consent Decree. On April 19, 2004, the District Court held that the Partial Consent Decree enforces police and regulatory powers under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") and, as a result, the automatic stay provisions of the U.S. Bankruptcy Code are inapplicable to Solutia's obligations under the Partial Consent Decree. On April 30, 2004, the United States Bankruptcy Court for the Southern District of New York entered a Stipulation and Agreed Order in which the EPA and Solutia stipulated that the automatic stay is applicable to certain of the Partial Consent Decree's requirements. Solutia filed a motion asking the District Court to reconsider its order and to bring it into accord with the Stipulation and Agreed Order consented to by the EPA and entered by the Bankruptcy Court. On September 9, 2004, the District Court denied Solutia's motion and declared that the automatic stay is inapplicable to Solutia's obligations under the Consent Decree to perform site work. Solutia appealed this ruling to the Eleventh U.S. Circuit Court of Appeals, which dismissed the appeal for lack of jurisdiction.

         On June 30, 2005, the United States District Court for the Northern District of Alabama issued an order (the "PCB Order") authorizing co-defendants Pharmacia and Solutia to "suspend" performance of the PCB clean-up at the Anniston site under the Anniston Consent Decree, upon the filing of a motion by either defendant requesting that relief. The PCB Order found that Solutia and Pharmacia entered into the Anniston Consent Decree, and that the court approved that Anniston Consent Decree, based on the understanding that the defendants' rights to pursue other liable parties for contribution would not be impaired by the EPA. The PCB Order further found that the EPA's planned settlements with certain Anniston foundries would thus deprive the defendants of one of the material considerations for entering into the Anniston Consent Decree.

         In July 2006, Solutia and Pharmacia reached an agreement with EPA that clarifies the extent of remaining obligations under the Anniston Consent Decree and the coordination of that work with the lead site clean-up being performed by others, and by which Solutia and Pharmacia will forego the opportunity to suspend their obligations under the Anniston Consent Decree pursuant to the PCB Order. Solutia and Pharmacia preserved their rights under this agreement to continue to argue that the contribution protection afforded certain other potentially responsible parties performing lead site clean-up should not be effective as to Solutia and Pharmacia.

PENNDOT CASE

         Solutia's Annual Report on Form 10-K/A for the year ended December 31, 2003 described a case then pending in the Commonwealth Court of Pennsylvania by the Commonwealth of Pennsylvania against Pharmacia seeking damages for PCB contamination in the Transportation and Safety Building ("T&S Building") in Harrisburg, Pennsylvania, that it claimed necessitated the demolition of the T&S Building. Solutia was not a named defendant in this litigation and therefore took no action to stay the litigation in connection with its Chapter 11 proceedings. Solutia assumed the defense of this litigation at the time of its spin-off from Pharmacia. Solutia determined that its obligation to defend and indemnify Pharmacia with regard to this litigation was a pre-petition obligation that Solutia was prohibited from performing, except pursuant to a confirmed plan of reorganization. Therefore, Solutia ceased defending Pharmacia with respect to this litigation. Solutia did, however, provide a $20 letter of credit to secure a portion of Pharmacia's obligations with respect to an appeal bond issued with respect to the case.

         On May 25, 2006 the Supreme Court of Pennsylvania issued its ruling on the appeal in this case, reversing in whole and remanding in part the decision of the trial court against Pharmacia. With respect to those claims that were reversed and remanded, the Supreme Court of Pennsylvania significantly limited the amount of damages that could be awarded, and the $20 letter of credit that Solutia had committed to partially secure the appeal bond was released. With the release of the bond, Solutia recognized a gain in its Consolidated Statement of Operations during the second quarter 2006 from the reversal of a significant portion of the existing litigation reserve with respect to this matter.

FLEXSYS RELATED LITIGATION

         Since 2002, antitrust authorities in the United States, Europe and Canada are continuing to investigate past commercial practices in the rubber chemicals industry including the practices of Flexsys, Solutia's joint venture with Akzo Nobel. The European Commission issued its findings from its investigation in 2005, without levying any fines against Flexsys. Investigations regarding the industry may still be on-going in the United States and Canada, but to date, no findings have been made against Flexsys in either country.

         In addition, a number of purported civil class actions have been filed against Flexsys and other producers of rubber chemicals on behalf of indirect purchasers of rubber chemical products. Solutia is aware of a series of these purported class actions which had been filed against Flexsys in various state courts in the United States and in at least four courts in Canada. Except for two cases pending in the United States, all of the remaining cases have been dismissed, or are currently subject to tentative settlements.

CASH BALANCE PLAN LITIGATION

         Davis v. Solutia Inc. Employees' Pension Plan; Hammond, et al. v. Solutia Inc. Employees' Pension Plan. Since October 2005, current or former participants in the Solutia Inc. Employees' Pension Plan (the "Pension Plan") have filed three class actions alleging that the Pension Plan is discriminatory based upon age and that the lump sum values of individual account balances in the Pension Plan have been, and continue to be, miscalculated. None of the Debtors, and no individual or entity other than the Pension Plan, has been named as a defendant in any of these cases. Two of these cases, captioned Davis, et al. v. Solutia, Inc. Employees' Pension Plan and Hammond, et al. v. Solutia, Inc. Employees' Pension Plan, are still pending in the Southern District of Illinois against Monsanto Company and Monsanto Company Pension Plan (Walker et al. v. The Monsanto Pension Plan, et al.) and Pharmacia Cash Balance Pension Plan, Pharmacia Corporation, Pharmacia and Upjohn, Inc., and Pfizer Inc. (Donaldson v. Pharmacia Cash Balance Pension Plan, et al.). The plaintiffs in the Pension Plan cases sought to obtain injunctive and other equitable relief (including money damages awarded by the creation of a common fund) on behalf of themselves and the nationwide putative class of similarly situated current and former participants in the Pension Plan.

         A Consolidated Class Action Complaint (the "Complaint") was filed by all of the plaintiffs in the consolidated case on September 4, 2006. The plaintiffs in the Complaint alleged three separate causes of action against the Pension Plan: (1) the Pension Plan violates ERISA by terminating interest credits on prior plan accounts at the age of 55; (2) the Pension Plan is improperly backloaded in violation of ERISA; and (3) the Pension Plan is discriminatory on the basis of age.

         Motions for class certification were filed in late 2006 by the plaintiffs against each of the defendants. With respect to the Pension Plan, plaintiffs moved to certify a class only on their first claim: i.e., that the Pension Plan discriminated against employees on the basis of their age by only providing interest credits on prior plan accounts through age 55. Briefing on the class certification motions was completed in January 2007 and the motion is still pending before the court.

OTHER LEGAL PROCEEDINGS
-----------------------

         Dickerson V. Feldman. On October 7, 2004, a purported class action captioned Dickerson v. Feldman; et al. was filed in the United States District Court for the Southern District of New York against a number of defendants, including former officers and employees of Solutia and Solutia's Employee Benefits Plans Committee and Pension and Savings Funds Committee. Solutia was not named as a defendant. The action alleged breach of fiduciary duty under ERISA and sought to recover alleged losses to the Solutia Inc. Savings and Investment Plan ("SIP Plan") during the period December 16, 1998 to the date the action was filed. The investment of SIP Plan assets in Solutia's common stock is alleged to have been imprudent because of the risks and liabilities related to Solutia's legacy environmental and litigation liabilities and because of Flexsys' alleged involvement in the matters described above under "Flexsys Related Litigation." The action sought monetary payment to the SIP Plan to recover the losses resulting from the alleged breach of fiduciary duties, as well as injunctive and other appropriate equitable relief, reasonable attorney's fees and expenses, costs and interest. In addition, the plaintiff in this action filed a proof of claim for $269 against Solutia in the Bankruptcy Court.

         On March 30, 2006, the District Court granted the defendants' motion to dismiss on grounds that the Dickerson plaintiffs lacked standing to sue and that the complaint failed to state a claim on which relief could be granted. The dismissal of Dickerson's cause of action resulted in dismissal of the entire purported class action, including claims asserted on behalf of the unnamed purported class members. On April 3, 2006, Dickerson filed an appeal of this dismissal with the United States Court of Appeals for the Second Circuit. The parties have fully briefed the appeal, and oral argument will be held on February 12, 2007.

         Solutia Inc. v. FMC Corporation. On October 14, 2003, Solutia filed an action captioned Solutia Inc. v. FMC Corporation ("FMC") in Circuit Court in St. Louis County, Missouri, against FMC over the failure of purified phosphoric acid technology provided by FMC to Astaris, the 50/50 joint venture formed by Solutia and FMC. On February 20, 2004, Solutia voluntarily dismissed the state court action and filed an adversary proceeding against FMC in the Bankruptcy Court. FMC filed with the

Bankruptcy Court a motion to withdraw the reference. The motion was granted, and, as a result, the matter is now pending in the U.S. District Court for the Southern District of New York. FMC did not allege a counterclaim against Solutia or Astaris.

         FMC filed a motion to dismiss Solutia's action based upon an alleged lack of standing. On March 29, 2005, the New York District Court granted in part and denied in part FMC's motion to dismiss. Specifically, the court dismissed with prejudice three of Solutia's causes of action for breach of contract. The New York District Court denied FMC's motion to dismiss Solutia's other causes of action for breach of warranty, breach of fiduciary duty, negligent misrepresentation, fraud and fraud in the inducement.

         The parties have completed all fact discovery and submitted cross motions for Summary Judgment. On July 31, 2006, the District Court entered its Memorandum Opinion and Order on the Motions. It granted portions of FMC's Motion for Summary Judgment by ruling that Solutia cannot attempt to establish its breach of fiduciary duty claim by maintaining that the parties were in a joint venture or had a special relationship prior to April 2000. The District Court, however, denied FMC's Motion for Summary Judgment on the breach of fiduciary duty claim and held that Solutia will be permitted to prove at trial that FMC had special knowledge concerning its technology which can give rise to a fiduciary duty. The District Court further overruled the parties' Motion for Summary Judgment on the remaining claims. The District Court ruled Solutia may still be entitled to punitive damages in addition to its claims for out-of-pocket and lost profit damages.

         A bench trial on the four claims noted above is scheduled to begin in April 2007.

         Ferro Antitrust Investigation. Competition authorities in Belgium and several other European countries are investigating past commercial practices of certain companies engaged in the production and sale of butyl benzyl phthalates ("BBP"). One of the BBP producers under investigation by the Belgian Competition Authority ("BCA") is Ferro Belgium sprl, a European subsidiary of Ferro Corporation ("Ferro"). Ferro's BBP business in Europe was purchased from Solutia in 2000. Solutia received an indemnification notice from Ferro and has exercised its right, pursuant to the purchase agreement relating to Ferro's acquisition of the BBP business from Solutia, to assume and control the defense of Ferro in proceedings relating to these investigations. On July 7, 2005, the BCA Examiner issued a Statement of Objections regarding its BBP investigation in which SESA, a European non-Debtor subsidiary of Solutia, along with Ferro Belgium sprl and two other producers of BBP, is identified as a party under investigation with respect to its ownership of the BBP business from 1997 until the business was sold to Ferro in 2000. SESA's written comments to the Statement of Objections were submitted on August 31, 2005 and presented at an oral hearing before the BCA on September 6, 2005. The Examiner submitted its Reasoned Report to the BCA on December 22, 2005. Solutia is not named as a party under investigation in the Reasoned Report. SESA will have an opportunity to submit comments to the BCA on the Reasoned Report in writing and at a subsequent oral hearing on a date that has not yet been determined by the BCA. Solutia and SESA are fully cooperating with the BCA in this investigation.

         Department of Labor Investigation of Solutia Inc. Savings and Investment Plan. Solutia was contacted in 2005 by the Department of Labor ("DOL"), through the Employee Benefits Security Administration, informing Solutia that it wanted to conduct an investigation of Solutia's SIP Plan. Solutia fully cooperated with the DOL throughout the investigation.

         On December 6, 2006, the DOL issued a letter stating that, based on facts gathered, it appeared that Solutia, through its fiduciaries, breached its fiduciary obligations and violated provisions of ERISA with respect to the SIP Plan. Specifically, the DOL stated that it found no evidence that: (1) the Pension and Savings Funds Committee ("PSFC") sufficiently monitored the Solutia Stock Fund option within the SIP Plan to determine if the Solutia Stock Fund continued to be a prudent investment for the SIP Plan prior to December 15, 2003; and (2) the Solutia Board of Directors, CEO, and PSFC, prior to December 15, 2003, adequately monitored the SIP Plan fiduciaries, including the PSFC, the Employee Benefits Plan Committee, and the Northern Trust Company of Connecticut. The DOL did not assert in its letter that the SIP Plan or its participants had been harmed by these alleged breaches. Further, the DOL did not find that the offering of the Solutia Stock Fund as an investment option in the SIP Plan was itself a violation of ERISA, or that it caused any participant to suffer investment losses. Further, the DOL did not assert any monetary fines against the Company based on its findings to date. The DOL stated in the letter that its findings were subject to the possibility that additional information could lead the DOL to revise its views.

         The DOL did not choose to file suit against the Solutia fiduciaries, instead offering Solutia the opportunity to voluntarily discuss how the alleged violations may be corrected. Solutia has submitted additional information to the DOL to support the Company's request for reconsideration of the DOL's findings.

         Solutia Canada Inc. v. INEOS Americas LLC. Solutia Canada Inc. ("Solutia Canada") filed suit in Quebec Court in December 2006, alleging breach of contract by INEOS Americas LLC ("INEOS"). In late 2002, Solutia negotiated a Stock and Asset Sale Agreement for the sale of its Resimenes & Additives business to UCB S.A ("UCB"). As part of this agreement, Solutia agreed to exclude the LaSalle assets from the agreement and entered into the LaSalle Toll Agreement ("LTA") with UCB. The LTA passed through all the benefits and risks of ownership of the LaSalle operations to UCB, other than pre-closing environmental liabilities. In the LTA, Solutia Canada agreed to operate its LaSalle Plant for the benefit of UCB and to provide all the necessary services to convert

UCB's raw materials on a cost-neutral basis. Thus, UCB would pay Solutia Canada for all of its actual, direct and indirect costs incurred in connection with the performance or supply of services under the LTA or in holding itself ready to perform or supply those services. In the years after its execution, the LTA was assigned by UCB to Cytec Industries, Inc., then to INEOS.

         On January 31, 2006, INEOS notified Solutia Canada of its intention to terminate the LTA as of January 31, 2008, in compliance with the terms of the LTA. INEOS' decision to terminate the LTA will likely trigger the shutdown of all activities at the LaSalle Plant, resulting in termination costs recoverable by Solutia Canada against INEOS. Solutia Canada estimates that the overall termination costs associated with the termination of the LTA and the shutdown of the LaSalle Plant will total approximately $31 (CAD). Solutia Canada provided INEOS with an estimate of the expected termination costs prior to the notice of termination. INEOS has disputed the overall amount of Solutia Canada's termination costs.

         Under the detailed dispute resolution procedures in the LTA, Solutia Canada and INEOS were required to engage in negotiation and other means of dispute resolution prior to filing any litigation. In compliance with these obligations, Solutia Canada and INEOS negotiated extensively throughout 2006 to reach a resolution regarding the termination costs, but were unsuccessful. After the period for mandatory alternative dispute resolution expired, Solutia filed suit against INEOS in Quebec Court on December 8, 2006, for breach of the LTA with respect to termination costs. The case is pending.

         Texas Commission on Environmental Quality Administrative Enforcement Proceeding. On August 11, 2006, the Executive Director of the Texas Commission on Environmental Quality commenced an administrative enforcement proceeding against Solutia by filing a petition with the Texas Commission on Environmental Quality. The petition alleges certain violations of the State of Texas air quality program. The Executive Director requests that an administrative penalty, the amount of which is immaterial, be assessed and that Solutia undertake corrective actions to ensure compliance with the Texas Health and Safety Code and the rules of the Commission in connection with alleged self-reported unauthorized emission events and deviations of air permits. Solutia answered the petition on September 1, 2006, asserted affirmative defenses and requested a contested enforcement case hearing. Solutia is pursuing settlement discussions with the Commission. No date has yet been set for a hearing.

Environmental Liabilities
-------------------------

         Environmental compliance and remediation costs and other environmental liabilities incurred by Solutia generally fall into two broad categories: (a) those related to properties currently owned or operated by Solutia and (b) those related to properties that are not owned by Solutia, including non-owned properties adjacent to plant sites and certain owned offsite disposal locations. For the owned and operated sites, Solutia had an accrued liability of $78 and $71 as of December 31, 2006 and 2005, respectively, for solid and hazardous waste remediation, which represents Solutia's best estimate of the underlying obligation. In addition, this balance also includes post-closure costs at certain of Solutia's operating locations. This liability is not classified as subject to compromise in the Consolidated Statement of Financial Position because, irrespective of the bankruptcy proceedings, Solutia will be required to comply with environmental requirements in the conduct of its business, regardless of when the underlying environmental contamination occurred. However, Solutia ultimately intends to seek recovery against other potentially responsible parties at certain of these locations.

         Solutia had an accrued liability of $81 and $82 as of December 31, 2006 and 2005, respectively, for properties not owned or operated by Solutia which was classified as subject to compromise in the Consolidated Statement of Financial Position. Under the Plan and the Relationship Agreement, as between Monsanto and Solutia, Monsanto will accept financial responsibility for environmental remediation obligations at all sites for which Solutia was required to assume responsibility at the Solutia Spinoff but which were never owned or operated by Solutia. This includes more than 50 sites with active remediation projects and approximately 200 additional known sites and off-site disposal facilities, as well as sites that have not yet been identified. Finally, Monsanto will share financial responsibility with Solutia for off-site remediation costs in Anniston, Alabama and Sauget, Illinois. Remediation activities are currently being funded by Monsanto for all of these properties not owned or operated by Solutia, with the exception of one off-site remediation project in Sauget, Illinois. Monsanto's funding of these remediation activities may give rise to a claim against Solutia which Monsanto may assert in Solutia's Chapter 11 bankruptcy case. In addition, Solutia has only made minimal adjustments to its recorded environmental liabilities classified as subject to compromise for ongoing remediation activities since the inception of Solutia's bankruptcy case to reflect actual cash expenditures incurred by the Company. Any other adjustments to this liability are not deemed appropriate by the Company at this time given the uncertainty regarding any potential claim amount to be asserted by Monsanto.

         In addition to the bankruptcy proceedings, Solutia's environmental liabilities are also subject to changing governmental policy and regulations, discovery of unknown conditions, judicial proceedings, method and extent of remediation, existence of other potentially responsible parties and future changes in technology. Solutia believes that the known and unknown environmental matters, including matters classified as subject to compromise for which Solutia may ultimately assume responsibility, when ultimately resolved, which may be over an extended period of time, could have a material effect on the consolidated financial position, liquidity and profitability of Solutia.
                                      39

Astaris Joint Venture
---------------------

         On October 8, 2003 Solutia and Astaris, a 50/50 joint venture with FMC, amended Astaris' external financing agreement to release the Astaris lenders' security interests in certain Solutia assets in exchange for Solutia's posting of a $67 letter of credit, representing fifty percent of the Astaris lenders' outstanding commitments to Astaris. Solutia used approximately $36 in 2004 for investment payments ("keepwell payments") to keep the Astaris joint venture in compliance with its financial covenants. There were no keepwell payments made in 2005. The remaining commitment to Astaris was $10 as of December 31, 2004, which was subsequently terminated as part of Astaris' refinancing of its credit facility on February 8, 2005.

         Solutia and FMC had also agreed to allow Astaris to defer up to $27 of payment obligations to each of Solutia and FMC under existing operating agreements and certain other agreements. The deferral amount outstanding from Astaris to Solutia was $16 as of December 31, 2004. In February 2005, this deferral agreement was terminated and all amounts outstanding were paid in full in conjunction with the Astaris refinancing.

Impact of Chapter 11 Proceedings
--------------------------------

         During the reorganization process, substantially all pending litigation against Solutia and its subsidiaries that filed for reorganization under Chapter 11 ("Debtors") is stayed, as well as the majority of all other pre-petition claims. Exceptions would generally include pre-petition claims addressed by the Bankruptcy Court, as well as fully secured claims. Such claims may be subject to future adjustments. Adjustments may result from actions of the Bankruptcy Court, negotiations, assumption or rejection of executory contracts, determination as to the value of any collateral securing claims, proofs of claims or other events. Additional pre-petition claims not currently reflected in the consolidated financial statements may be identified through the proof of claim reconciliation process. The amount of pre-petition claims ultimately allowed by the Bankruptcy Court with respect to contingent claims may be materially different from the amounts reflected in the consolidated financial statements. Generally, claims against Debtors arising from actions or omissions prior to their filing date may be subject to compromise in connection with the plan of reorganization. The ultimate resolution of all of these claims may be settled through negotiation as compared to court proceedings, with the result being that Solutia may retain certain obligations currently classified as subject to compromise in the Consolidated Statement of Financial Position.

21. SUPPLEMENTAL DATA

         Supplemental income statement and cash flow data from continuing operations were:

                                                                                      YEAR ENDED DECEMBER 31,
                                                                 ------------------------------------------------------------------
                                                                         2006                  2005                  2004
                                                                 ------------------------------------------------------------------
Income Statement:
-----------------
Raw material and energy costs .........................                 $1,601               $1,489                $1,380
Employee compensation and benefits ....................                    519                  500                   585
Depreciation expense ..................................                     99                  100                   107
Amortization of capitalized computer software..........                      9                   10                    11
Taxes other than income................................                     67                   57                    75
Rent expense ..........................................                     18                   19                    21
Provision for doubtful accounts (net of recoveries)....                      1                    5                     1
Research and development ..............................                     37                   40                    39

Interest expense:
   Total interest cost ................................                   $104                  $82                  $111
   Less capitalized interest ..........................                      4                    3                     3
                                                                 ------------------------------------------------------------------
Net interest expense ..................................                   $100                  $79                  $108

Cash Flow:
----------
Cash payments for interest (net of amounts capitalized)                    $97                  $79                   $81
Cash payments for income taxes.........................                      4                   10                    11
Cash payments for reorganization items (a).............                     65                   65                    44

The effect of exchange rate changes on cash and cash equivalents was not significant.

(a) Cash payments for reorganization items were included in Cash Provided by (Used in) Operations in the Consolidated Statement of Cash Flows in 2006, 2005 and 2004.

22. SEGMENT AND GEOGRAPHIC DATA

         Solutia, together with its subsidiaries, is a global manufacturer and marketer of a variety of high-performance chemical-based materials, which are used in a broad range of consumer and industrial applications. Solutia manages its business in three operating segments: CPFilms, Other Performance Products ("OPP") and Integrated Nylon. The CPFilms and OPP operating segments are aggregated into the Performance Products reportable segment pursuant to SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. The Performance Products reportable segment is a world leader in performance films for laminated safety glass and after-market applications, and specialties such as heat transfer fluids and aviation hydraulic fluid. The Integrated Nylon reportable segment consists of an integrated family of nylon products including high-performance polymers and fibers. The major products and services by reportable segment are as follows:

         PERFORMANCE PRODUCTS                            INTEGRATED NYLON
         --------------------                            ----------------

SAFLEX(R) plastic interlayer                     Nylon intermediate "building block"
                                                 chemicals
LLUMAR(R), VISTA(R), GILA(R) and
FORMULA ONE PERFORMANCE                          Nylon polymers, including VYDYNE(R) and
AUTOMOTIVE FILMS(R) professional and             ASCEND(R)
retail window films
                                                 Carpet fibers, including the WEAR-
THERMINOL(R) heat transfer fluids                DATED(R) and ULTRON(R) brands

SKYDROL(R) aviation hydraulic fluids and         Industrial nylon fibers
SKYKLEEN(R) brand of aviation solvents

ASTROTURF(R), CLEAN MACHINE(R), and
CLEAR PASS(TM) entrance matting and
automotive spray suppression flaps

         Solutia evaluates the performance of its operating segments based on segment profit, defined as earnings before interest expense and income taxes ("EBIT"), which includes marketing, administrative, technological and amortization expenses, gains and losses from asset dispositions and restructuring charges, certain equity earnings (losses) from affiliates, reorganization items and other income and expense items that can be directly attributable to the segment. Certain expenses and other items that are managed outside the segments or cannot be directly attributable to the segment are excluded. These unallocated items consist primarily of corporate expenses, adjustments to LIFO valuation reserve, equity earnings (losses) from affiliates, other income and expense items, reorganization items, gains and losses from asset dispositions and restructuring charges that are not directly attributable to the operating segment. There were no inter-segment sales in the periods presented below.

Solutia's 2006, 2005 and 2004 segment information follows:

                                                        YEAR ENDED DECEMBER 31,
                                --------------------------------------------------------------------
                                         2006                    2005                  2004
                                --------------------------------------------------------------------

                                    NET       PROFIT         NET      PROFIT       NET      PROFIT
                                   SALES      (LOSS)        SALES     (LOSS)      SALES     (LOSS)
                                   -----      ------        -----     ------      -----     ------
SEGMENT:
   Performance Products.........  $1,064      $  130       $1,003     $  126     $  941     $   74
   Integrated Nylon.............   1,731          (3)       1,642         (5)     1,588        (21)
                                  ------      ------       ------     ------     ------     ------
SEGMENT TOTALS..................   2,795         127        2,645        121      2,529         53
RECONCILIATION TO
  CONSOLIDATED TOTALS:
    LIFO Adjustment.............                  (3)                    (39)                  (45)
    Corporate expenses..........                 (41)                    (64)                  (89)
    Equity earnings (loss)
     from affiliates............                  37                      94                   (27)
    Interest expense............                (100)                    (79)                 (108)
    Other income (expense),
     net........................                   7                      --                    (1)
    Loss on debt modification...                  (8)                     --                   (15)
    Reorganization items, net...                 (57)                    (20)                  (71)
CONSOLIDATED TOTALS:
                                  ------                   ------                ------
    NET SALES...................  $2,795                   $2,645                $2,529
                                  ======      ------       ======     ------     ======     ------
    INCOME (LOSS) BEFORE
      INCOME TAXES .............              $  (38)                 $   13                $ (303)
                                              ======                  ======                ======


                                                              AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                             ----------------------------------------------------------------------------------------------------
                                          2006                              2005                               2004
                             --------------------------------  --------------------------------  --------------------------------
                                                 DEPRECIATION                      DEPRECIATION                      DEPRECIATION
                                      CAPITAL        AND                CAPITAL        AND                CAPITAL        AND
                             ASSETS EXPENDITURES AMORTIZATION  ASSETS EXPENDITURES AMORTIZATION  ASSETS EXPENDITURES AMORTIZATION
                             ------ ------------ ------------  ------ ------------ ------------  ------ ------------ ------------
SEGMENT:
    Performance Products.... $  812    $   51       $   41     $  767    $   46       $   36     $  765    $   32       $   36
    Integrated Nylon........    888        50           63        847        26           69        870        15           76
                             ------    ------       ------     ------    ------      -------     ------    ------       ------
SEGMENT TOTALS.............. $1,700    $  101       $  104     $1,614    $   72       $  105     $1,635    $   47       $  112
RECONCILIATION TO
  CONSOLIDATED TOTALS:
    Discontinued Operations.     42                               109                               129
    Unallocated amounts.....    317         4            5        270         3            4        323         2            6
                             ------    ------       ------     ------    ------       ------     ------    ------       ------
CONSOLIDATED TOTALS......... $2,059    $  105       $  109     $1,993    $   75       $  109     $2,087    $   49       $  118
                             ======    ======       ======     ======    ======       ======     ======    ======       ======

         Solutia's geographic information for the year ended December 31, 2006, 2005 and 2004 follows:

                                                                                 PROPERTY, PLANT AND
                                                    NET SALES                      EQUIPMENT, NET
                                       ------------------------------------    ------------------------
                                           2006        2005        2004           2006         2005
                                           ----        ----        ----           ----         ----

North America....................         $1,582      $1,663       $1,584        $  665       $  683
Europe/Africa....................            547         486          452            68           64
Asia Pacific.....................            574         408          403            27            6
Latin America....................             92          88           90            24            7
                                          ------      ------       ------        ------       ------
CONSOLIDATED TOTALS..............         $2,795      $2,645       $2,529        $  784       $  760
                                          ======      ======       ======        ======       ======

23. SUBSEQUENT EVENTS

         Amendment to DIP Financing Agreement

         On January 25, 2007, Solutia completed the extension and upsizing of its $1,225 of debtor-in-possession ("DIP") financing, maturing March 31, 2008. This represents a $400 increase and a one year extension over Solutia's current DIP credit facility. The increased availability under the DIP credit facility provides Solutia with additional liquidity for operations and the ability to fund mandatory pension payments that are coming due in 2007, as well as funds to partially facilitate the acquisition of Akzo Nobel's stake in the 50/50 rubber chemical joint venture Flexsys Holding B.V. The DIP credit facility can be repaid by Solutia at any time without prepayment penalties. The Bankruptcy Court entered an order approving this amendment on January 23, 2007.

         Acquisition - Rubber Chemicals Business

         On February 27, 2007, Solutia reached a definitive agreement to purchase Akzo Nobel's stake in the Flexsys joint venture. Solutia and Akzo Nobel have entered into a letter agreement committing the parties to execute the definitive agreement upon completion of consultation with Dutch employee works council representatives. The proposed transaction is subject to approval by the United States Bankruptcy Court, receipt of required regulatory approvals, finalizing the definitive purchase agreement for Akzo Nobel's Crystex manufacturing operations in Japan and the fulfillment of other customary closing conditions. Solutia will fund the purchase via $150 of funding under the January 2007 amended DIP credit facility (as described above) and additional funding through Flexsys.

         Discontinued Operations - Water Treatment Phosphonates Business

         On May 31, 2007, Solutia sold DEQUEST(R), its water treatment phosphonates business ("Dequest") to Thermphos Trading GmbH ("Thermphos"). Under the terms of the agreement, Thermphos purchased the assets and assumed certain of the liabilities of Dequest for $67, subject to a working capital adjustment. As part of the closing of the sale, affiliated companies of Solutia and Thermphos entered into a ten year lease and operating agreement under which Solutia will continue to operate the Dequest production facility for Thermphos at Solutia's plant in Newport, Wales, UK. Solutia does not consider the cash flows generated by the lease and operating agreement to be direct cash flows of Dequest since Solutia has not retained any risk or reward in the business.

         Dequest was a component of the Performance Products segment prior to the classification as discontinued operations. Solutia recorded a gain on the sale of Dequest of $34 in 2007. Further, Solutia used $53 of the proceeds from the sale to pay down the DIP credit facility.

         The carrying amounts of assets and liabilities from Dequest have been classified as current in the Consolidated Statement of Financial Position and consisted of the following:

                                                                    DECEMBER 31,      DECEMBER 31,
                                                                       2006              2005
                                                                       ----              ----
                                                                                        >C>
   ASSETS:
   Trade receivables.............................................     $   17            $   15
   Miscellaneous receivables.....................................          1                 1
   Inventories...................................................         11                12
   Prepaid expenses and other assets.............................          1                --
   Property, plant and equipment, net............................         11                10
   Other assets..................................................          1                 2
                                                                      ------            ------
            Assets of discontinued operations....................     $   42            $   40
                                                                      ======            ======

   LIABILITIES:
   Accounts payable..............................................     $   10            $   12
   Accrued liabilities...........................................          4                 3
                                                                      ------            ------
            Liabilities of discontinued operations...............     $   14            $   15
                                                                      ======            ======

         The operating results of Dequest have been reported separately as discontinued operations, net of tax, in the Consolidated Statement of Operations for each period presented. Net sales and income from discontinued operations are as follows:

                                                                YEAR ENDED DECEMBER 31,
                                                                -----------------------
                                                         2006            2005            2004
                                                         ----            ----            ----
Net sales ....................................          $ 110           $ 114           $ 108
Income (loss) before income taxes.............              1               6              13
Income tax expense (benefit) .................              1               2               5
                                                        -----           -----           -----
INCOME (LOSS) FROM DISCONTINUED OPERATIONS....          $  --           $   4           $   8
                                                        =====           =====           =====

         Retrospective Application of New Accounting Guidance

         In September 2006, the FASB issued FASB Staff Position AUG AIR-1, Accounting For Planned Major Maintenance Activities ("FSP AUG AIR-1"), that eliminates the acceptability of the accrue-in-advance method of accounting for planned major maintenance activities. This staff position was effective for fiscal years beginning after December 15, 2006 and requires retrospective application to all prior period results presented. Historically, the Company has accrued for certain major maintenance activities associated with periodic major overhauls and maintenance of equipment under the accrue-in-advance method.

         Periodically, Solutia conducts a complete shutdown of certain manufacturing units ("turnaround") to perform necessary inspection, repairs, and maintenance. These planned turnarounds generally occur every two to three years. With the adoption of FSP AUG AIR-1 on January 1, 2007, Solutia implemented the deferral method for costs associated with significant turnarounds, which include estimated costs for material, labor, supplies and contractor assistance.

         Solutia retrospectively applied the change from the accrue-in-advance method to the deferral method. The following balances in the Consolidated Statement of Financial Position as of December 31, 2006 and 2005 and the Consolidated Statement of Operations for the year ended December 31, 2006, 2005, and 2004 have been restated from amounts previously reported as follows:

                                                                 AS PREVIOUSLY
                                                                  REPORTED (a)         AS ADJUSTED (a)
                                                                  ------------         ---------------
AT DECEMBER 31, 2006:
Prepaid expenses and other assets.............................      $     30              $     33
Other assets..................................................            99                    99
Accrued liabilities...........................................           242                   233
Accumulated deficit...........................................        (1,043)               (1,031)

AT DECEMBER 31, 2005:
Prepaid expenses and other assets.............................      $     35              $     40
Other assets..................................................            98                   102
Accrued liabilities...........................................           221                   209
Accumulated deficit...........................................        (1,054)               (1,033)

FOR THE YEAR ENDED DECEMBER 31, 2006:
Cost of goods sold............................................      $  2,426              $  2,435
Loss from continuing operations...............................           (47)                  (56)
Net Income....................................................            11                     2

Loss from continuing operations per basic and diluted share...      $  (0.45)             $  (0.54)
Net income per basic and diluted share........................      $   0.11              $   0.02

FOR THE YEAR ENDED DECEMBER 31, 2005:
Cost of goods sold............................................      $  2,341              $  2,341
Income from continuing operations.............................             3                     3
Net Income....................................................             8                     8

Income from continuing operations per basic and diluted share.      $   0.03              $   0.03
Net income per basic and diluted share........................      $   0.08              $   0.08

FOR THE YEAR ENDED DECEMBER 31, 2004:
Cost of goods sold............................................      $  2,332              $  2,336
Income from continuing operations.............................          (292)                 (296)
Net Income....................................................          (316)                 (320)

Income from continuing operations per basic and diluted share.      $  (2.79)             $  (2.83)
Net income per basic and diluted share........................      $  (3.02)             $  (3.06)

   (a) Amounts have been adjusted from prior filings to present the DEQUEST(R) business as a discontinued operation as further described in Note 4.

         Measurement of Segment Profit and Loss
         --------------------------------------

         Effective with the second quarter 2007, Solutia has changed its measurement of segment profit and loss to report results from both the Integrated Nylon and Performance Products reporting segments on a FIFO inventory basis, and all LIFO related impacts will be reported within the corporate overhead function. Previously, certain LIFO adjustments were included in the reporting segments profit and loss. The change has been retroactively applied in Note 22.

24. QUARTERLY DATA -- UNAUDITED

                                                                 FIRST        SECOND        THIRD       FOURTH       TOTAL
                                                                QUARTER      QUARTER       QUARTER      QUARTER      YEAR
---------------------------------------------------------------------------------------------------------------------------
Net Sales........................................     2006        $650         $739          $709         $697       $2,795
                                                      2005        $687         $700          $631         $627       $2,645

Gross Profit.....................................     2006          76          122            95           67          360
                                                      2005          96           97            73           38          304

Income (Loss) from Continuing Operations.........     2006         (22)          20           (10)         (44)         (56)
                                                      2005          17           13           (16)         (11)           3

Income from Discontinued Operations, net of tax..     2006           6            4            49           (1)          58
                                                      2005           4            2             2           --            8

Income (Loss) before Cumulative Effect of Change
in Accounting Principle..........................     2006         (16)          24            39          (45)           2
                                                      2005          21           15           (14)         (11)          11

Cumulative Effect of Change in Accounting
Principle, net of tax............................     2005          --           --            --           (3)          (3)

Net Income (Loss)................................     2006         (16)          24            39          (45)           2
                                                      2005          21           15           (14)         (14)           8

Basic and Diluted Income (Loss) per share:

Income (Loss) from Continuing Operations.........     2006       (0.21)        0.19         (0.10)       (0.42)       (0.54)
                                                      2005        0.16         0.13         (0.15)       (0.11)        0.03



Income from Discontinued Operations, net of tax..     2006        0.06         0.04          0.47        (0.01)        0.56
                                                      2005        0.04         0.02          0.02           --         0.08

Cumulative Effect of Change in Accounting
Principle, net of tax............................     2005          --           --            --        (0.03)       (0.03)

Net Income (Loss)................................     2006       (0.15)        0.23          0.37        (0.43)        0.02
                                                      2005        0.20         0.14         (0.13)       (0.13)        0.08
Common Stock Price:
              2006...............................     High        0.50         0.50          0.52         0.75         0.75
                                                      Low         0.28         0.35          0.33         0.39         0.28

              2005...............................     High        1.69         1.37          0.86         0.70         1.69
                                                      Low         0.63         0.33          0.53         0.34         0.33

         In 2006 and 2005 certain events affecting comparability were recorded in Reorganization Items, net in the Consolidated Statement of Operations. A comparison of reorganization items for these periods respectively is provided in Note 3. Charges and gains recorded in 2006 and 2005 and other events affecting comparability recorded outside of reorganization items have been summarized below.

         Net loss in the first quarter of 2006 included charges of $9 for an environmental charge at one of Solutia's facilities outside the U.S. and $9 for the write-off of debt issuance costs and recording of the DIP credit facility as modified at its fair value. Net income in the second quarter of 2006 included a gain of $20 resulting from the reversal of a litigation reserve; charges of $1 related principally to severance and retraining costs and $1 for restructuring charges at the Flexsys joint venture. Net income in the third quarter of 2006 included charges of $3 from early extinguishment costs for the refinancing of SESA's Euronotes, $1 related principally to severance and retraining costs and $1 for restructuring charges at the Flexsys joint venture. Net loss in the fourth quarter of 2006 included $2 for restructuring charges related principally to severance and retraining costs. The Flexsys joint venture had net charges comprised of $2 for asset impairments and $1 for restructuring, partially offset by a $1 non-operational gain related to the reversal of a litigation reserve.

         In the first quarter of 2005, there were no events, other than those recorded in Reorganization Items, net within the Consolidated Statement of Operations that significantly affected comparability. Net income in the second quarter of 2005 included charges of $1 for various restructuring charges principally related to the closure of Solutia's chlorobenzenes operations as well as certain other non-strategic operations; and $5 for a non-operational gain incurred by the Flexsys joint venture. Net loss in the third quarter of 2005 included a $3 loss from the net pension and other postretirement benefit plan curtailments and settlements. Net loss in the fourth quarter of 2005 included $1 for restructuring charges related principally to severance and retraining costs; $3 for restructuring charges at the Astaris and Flexsys joint ventures; a $50 net gain on sale as a result of the Astaris joint venture divestiture of assets; and $10 of net pension settlement charges.

         Under SFAS No. 128, Earnings per Share, the quarterly and total year calculations of basic and diluted loss per share are based on weighted average shares outstanding for that quarterly or total year period, respectively. As a result, the sum of basic and diluted income (loss) per share for the quarterly periods may not equal total year income (loss) per share.

25. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

         CPFilms, Inc., Monchem International, Inc., Monchem, Inc., Solutia Systems, Inc., Solutia Investments, LLC and Solutia Business Enterprises, Inc., 100% owned subsidiaries of Solutia (the "Guarantors"), are guarantors of Solutia's 11.25% Senior Secured Notes due 2009 (the "Notes"). In connection with the completion of the October 2003 credit facility, Solutia Investments, LLC and Solutia Business Enterprises, Inc. became guarantors of the Notes through cross-guarantor provisions. Solutia's obligations under the October 2003 facility were paid in full with the proceeds of the DIP credit facility dated January 16, 2004, which payment did not affect the Guarantors' obligations in respect of the Notes. Certain other 100% owned subsidiaries of Solutia (the "DIP Guarantors") guaranteed the final DIP credit facility (as well as a smaller, interim DIP credit facility put in place as of December 19,
2003), but the DIP Guarantors were not required by the cross-guarantor provisions to guarantee the Notes.

         The Guarantors fully and unconditionally guarantee the Notes on a joint and several basis. The following condensed consolidating financial statements present, in separate columns, financial information for: Solutia on a parent only basis carrying its investment in subsidiaries under the equity method; Guarantors on a combined, or where appropriate, consolidated basis, carrying investments in subsidiaries which do not guarantee the debt (the "Non-Guarantors") under the equity method; Non-Guarantors on a combined, or where appropriate, consolidated basis; eliminating adjustments; and consolidated totals as of December 31, 2006 and December 31, 2005, and for the years ended December 31, 2006, 2005 and 2004. The eliminating adjustments primarily reflect intercompany transactions, such as interest income and expense, accounts receivable and payable, advances, short and long-term debt, royalties and profit in inventory eliminations. Solutia has not presented separate financial statements and other disclosures concerning the Guarantors as such information is not material and would substantially duplicate disclosures included elsewhere in this report.

                                            CONSOLIDATING STATEMENT OF OPERATIONS
                                                 YEAR ENDED DECEMBER 31, 2006

                                                 Parent Only                     Non-                    Consolidated
                                                   Solutia      Guarantors    Guarantors   Eliminations    Solutia
                                                   -------      ----------    ----------   ------------    -------

NET SALES...............................            $2,163        $ 192         $ 898       $ (458)          $2,795
Cost of goods sold......................             2,043           96           777         (481)           2,435
                                               -----------------------------------------------------------------------
GROSS PROFIT............................               120           96           121           23              360

Marketing expenses......................                74           24            33           --              131
Administrative expenses.................                64           10            23           --               97
Technological expenses..................                39            2             3           --               44
Amortization of intangible assets.......                --           --             1           --                1

                                               -----------------------------------------------------------------------
OPERATING INCOME (LOSS).................               (57)          60            61           23               87

Equity earnings (loss) from affiliates..               174           80            (7)        (209)              38
Interest expense........................               (79)          --           (55)          34             (100)
Other income, net.......................                17           17            42          (60)              16
Loss on debt modification...............                (8)          --            --           --               (8)
Reorganization items, net...............               (68)          (2)           (1)          --              (71)

                                               -----------------------------------------------------------------------
INCOME (LOSS) FROM CONTINUING
     OPERATIONS BEFORE INCOME TAX
     EXPENSE (BENEFIT)..................               (21)         155            40         (212)             (38)
Income tax expense (benefit)............               (23)          31            12           (2)              18

                                               -----------------------------------------------------------------------
INCOME (LOSS) FROM CONTINUING
     OPERATIONS.........................                 2          124            28         (210)             (56)
Income from discontinued operations, net
     of tax.............................                --           --            58           --               58

                                               -----------------------------------------------------------------------
NET INCOME..............................            $    2        $ 124         $  86       $ (210)          $    2
                                               =======================================================================



                                   CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME
                                            YEAR ENDED DECEMBER 31, 2006

                                                 Parent Only                     Non-                    Consolidated
                                                   Solutia      Guarantors    Guarantors   Eliminations    Solutia
                                                   -------      ----------    ----------   ------------    -------

NET INCOME..............................            $    2        $ 124         $  86       $ (210)          $    2
OTHER COMPREHENSIVE INCOME (LOSS):
Currency translation adjustments........               (12)         (19)          (16)          35              (12)
Net realized gain on derivative
     instruments........................                 1           --            --           --                1
Minimum pension liability adjustments,
     net of tax.........................                24           --            (9)           9               24
                                               -----------------------------------------------------------------------
COMPREHENSIVE INCOME....................            $   15        $ 105         $  61       $ (166)          $   15
                                               =======================================================================

                                        CONSOLIDATING STATEMENT OF OPERATIONS
                                            YEAR ENDED DECEMBER 31, 2005

                                                 Parent Only                     Non-                    Consolidated
                                                   Solutia      Guarantors    Guarantors   Eliminations    Solutia
                                                   -------      ----------    ----------   ------------    -------

NET SALES...............................            $2,055        $ 176         $ 814       $ (400)          $2,645
Cost of goods sold......................             1,992           83           693         (427)           2,341
                                               -----------------------------------------------------------------------
GROSS PROFIT............................                63           93           121           27              304

Marketing expenses......................                77           23            30           --              130
Administrative expenses.................                59            8            25           --               92
Technological expenses..................                40            3             1           --               44
Amortization of intangible assets.......                --           --             1           --                1

                                               -----------------------------------------------------------------------
OPERATING INCOME (LOSS).................              (113)          59            64           27               37
Equity earnings (loss) from affiliates..               195           44            (6)        (137)              96
Interest expense........................               (57)          --           (49)          27              (79)
Other income, net.......................                 6           16            38          (52)               8
Loss on debt modification...............                --           --            --           --               --
Reorganization items, net...............               (45)          --            (4)          --              (49)

                                               -----------------------------------------------------------------------
INCOME (LOSS) FROM CONTINUING
     OPERATIONS BEFORE INCOME TAX
     EXPENSE (BENEFIT)..................               (14)         119            43         (135)              13
Income tax expense (benefit)............               (28)          31             7           --               10
                                               -----------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS                       14           88            36         (135)               3
Income (loss) from discontinued
     operations, net of tax.............                (5)          --            13           --                8
Cumulative effect of change in accounting
     principle, net of tax .............                (1)          --            (2)          --               (3)
                                               -----------------------------------------------------------------------
NET INCOME..............................            $    8        $  88         $  47       $ (135)          $    8
                                               =======================================================================


                                 CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)
                                              YEAR ENDED DECEMBER 31, 2005

                                                 Parent Only                     Non-                    Consolidated
                                                   Solutia      Guarantors    Guarantors   Eliminations    Solutia
                                                   -------      ----------    ----------   ------------    -------

NET INCOME..............................            $    8        $  88         $  47       $ (135)          $    8
OTHER COMPREHENSIVE INCOME (LOSS):
Currency translation adjustments........               (11)         (14)          (20)          34              (11)
Net realized loss on derivative
     instruments........................                (1)          --            --           --               (1)
Minimum pension liability adjustments,
     net of tax.........................                (6)          --             4           (4)              (6)
                                               -----------------------------------------------------------------------
COMPREHENSIVE INCOME (LOSS) ............            $  (10)       $  74         $  31       $ (105)          $  (10)
                                               =======================================================================

                                           CONSOLIDATING STATEMENT OF OPERATIONS
                                                 YEAR ENDED DECEMBER 31, 2004

                                                 Parent Only                     Non-                    Consolidated
                                                   Solutia      Guarantors    Guarantors   Eliminations    Solutia
                                                   -------      ----------    ----------   ------------    -------

NET SALES...............................            $1,986        $ 164         $ 753       $ (374)          $2,529
Cost of goods sold......................             2,002           85           644         (395)           2,336
                                               -----------------------------------------------------------------------
GROSS PROFIT (LOSS).....................               (16)          79           109           21              193

Marketing expenses......................                84           22            27           --              133
Administrative expenses.................                61            8            27           --               96
Technological expenses..................                40            2             2           --               44
Amortization of intangible assets.......                 1           --            --           --                1

                                               -----------------------------------------------------------------------
OPERATING INCOME (LOSS).................              (202)          47            53           21              (81)

Equity earnings (loss) from affiliates..                43          (22)          (14)         (33)             (26)
Interest expense........................              (149)          --           (52)          93             (108)
Other income, net.......................                14           75            26         (115)              --
Loss on debt modification...............                --           --           (15)          --              (15)
Reorganization items, net...............               (73)          --            --           --              (73)

                                               -----------------------------------------------------------------------

INCOME (LOSS) FROM CONTINUING
     OPERATIONS BEFORE INCOME TAX
     EXPENSE (BENEFIT)..................              (367)         100            (2)         (34)            (303)
Income tax expense (benefit)............               (51)          45            (1)          --               (7)

                                               -----------------------------------------------------------------------
INCOME (LOSS) FROM CONTINUING
     OPERATIONS.........................              (316)          55            (1)         (34)            (296)
Loss from Discontinued Operations, net
     of tax.............................                (4)          --           (20)          --              (24)

                                               -----------------------------------------------------------------------
NET INCOME (LOSS).......................            $ (320)        $ 55         $ (21)       $ (34)          $ (320)
                                               =======================================================================


                                   CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)
                                                 YEAR ENDED DECEMBER 31, 2004

                                                 Parent Only                     Non-                    Consolidated
                                                   Solutia      Guarantors    Guarantors   Eliminations    Solutia
                                                   -------      ----------    ----------   ------------    -------

NET INCOME (LOSS).......................            $ (320)       $  55         $ (21)      $  (34)          $ (320)
OTHER COMPREHENSIVE INCOME (LOSS):
Currency translation adjustments........                15           14            28          (42)              15
Minimum pension liability adjustments,
     net of tax.........................               (18)          --            (9)           9              (18)
                                               -----------------------------------------------------------------------
COMPREHENSIVE INCOME (LOSS).............            $ (323)       $  69         $  (2)      $  (67)          $ (323)
                                               =======================================================================

                                                CONSOLIDATING BALANCE SHEET
                                                     DECEMBER 31, 2006

                                                 Parent Only                     Non-                       Consolidated
                                                   Solutia      Guarantors    Guarantors   Eliminations       Solutia
                                                   -------      ----------    ----------   ------------       -------

ASSETS
CURRENT ASSETS:
Cash and cash equivalents...................        $   23       $   14         $  113        $    --         $  150
Trade receivables, net......................             2          147            122             --            271
Intercompany receivables....................           151          782            129         (1,062)            --
Miscellaneous receivables...................            68            1             35             --            104
Inventories.................................           146           28            104            (15)           263
Prepaid expenses and other assets...........            23            1              6              3             33
Assets of discontinued operations...........             5           (3)            46             (6)            42
                                               -----------------------------------------------------------------------
   TOTAL CURRENT ASSETS.....................           418          970            555         (1,080)           863

PROPERTY, PLANT AND EQUIPMENT, NET..........           577           82            125             --            784
INVESTMENTS IN AFFILIATES...................         2,395          266              7         (2,475)           193
GOODWILL....................................            --           72             17             --             89
IDENTIFIED INTANGIBLE ASSETS, NET...........             1           26              4             --             31
INTERCOMPANY ADVANCES.......................           128        1,238            994         (2,360)            --
OTHER ASSETS................................            57           --             42             --             99
                                               -----------------------------------------------------------------------
   TOTAL ASSETS.............................        $3,576       $2,654         $1,744        $(5,915)        $2,059
                                               =======================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
(DEFICIT)
CURRENT LIABILITIES:
Accounts payable............................        $  171       $    7         $   35        $     5         $  218
Intercompany payables.......................           174           13            153           (340)            --
Accrued liabilities.........................           146           15             72             --            233
Short-term debt.............................           650           --             --             --            650
Intercompany short-term debt................             1           --            195           (196)            --
Liabilities of discontinued operations......             4           --             18             (7)            15
                                               -----------------------------------------------------------------------
TOTAL CURRENT LIABILITIES...................         1,146           35            473           (538)         1,116

LONG-TERM DEBT..............................            --           --            210             --            210
INTERCOMPANY LONG-TERM DEBT.................            --           --            669           (669)            --
OTHER LIABILITIES...........................           196            1             92             --            289
                                               -----------------------------------------------------------------------
TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE          1,342           36          1,444         (1,207)         1,615

LIABILITIES SUBJECT TO COMPROMISE...........         3,639          412             21         (2,223)         1,849

SHAREHOLDERS' EQUITY (DEFICIT):
Common stock................................             1           --             --             --              1
Additional contributed capital .............            56           --             --             --             56
Treasury stock..............................          (251)          --             --             --           (251)
Net (deficiency) excess of assets at spinoff
  and subsidiary capital....................          (113)       2,206            279         (2,485)          (113)
Accumulated other comprehensive loss........           (67)          --             --             --            (67)
Accumulated deficit.........................        (1,031)          --             --             --         (1,031)
                                               -----------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)........        (1,405)       2,206            279         (2,485)        (1,405)
                                               -----------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
  (DEFICIT).................................        $3,576       $2,654         $1,744        $(5,915)        $2,059
                                               =======================================================================

                                              CONSOLIDATING BALANCE SHEET
                                                    DECEMBER 31, 2005

                                                 Parent Only                     Non-                      Consolidated
                                                   Solutia      Guarantors    Guarantors   Eliminations      Solutia
                                                   -------      ----------    ----------   ------------      -------

ASSETS
CURRENT ASSETS:
Cash and cash equivalents...................        $    1       $   15         $   91       $    --         $  107
Trade receivables, net......................             7          121            103            --            231
Intercompany receivables....................           115          754             89          (958)            --
Miscellaneous receivables...................            67           --             27            --             94
Inventories.................................           138           31             85           (13)           241
Prepaid expenses and other assets...........            26            3              8             3             40
Assets of discontinued operations...........             6           (3)           106            --            109
                                               -----------------------------------------------------------------------
   TOTAL CURRENT ASSETS.....................           360          921            509          (968)           822

PROPERTY, PLANT AND EQUIPMENT, NET..........           589           85             86            --            760
INVESTMENTS IN AFFILIATES...................         2,292          208             13        (2,308)           205
GOODWILL....................................            --           72              4            --             76
IDENTIFIED INTANGIBLE ASSETS, NET...........             2           26             --            --             28
INTERCOMPANY ADVANCES.......................           128        1,237            704        (2,069)            --
OTHER ASSETS................................            64           --             38            --            102
                                               -----------------------------------------------------------------------
   TOTAL ASSETS.............................        $3,435       $2,549         $1,354       $(5,345)        $1,993
                                               =======================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
(DEFICIT)
CURRENT LIABILITIES:
Accounts payable............................        $  164       $    9         $   33       $    --         $  206
Intercompany payables.......................           108           12            111          (231)            --
Accrued liabilities.........................           131           16             63            (1)           209
Short-term debt.............................           300           --             --            --            300
Intercompany short-term debt................            --           --            182          (182)            --
Liabilities of discontinued operations......             4           --             37            --             41
                                               -----------------------------------------------------------------------
TOTAL CURRENT LIABILITIES...................           707           37            426          (414)           756

LONG-TERM DEBT..............................            --           --            247            --            247
INTERCOMPANY LONG-TERM DEBT.................            --           --            402          (402)            --
OTHER LIABILITIES...........................           200           --             47            --            247
                                               -----------------------------------------------------------------------
TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE            907           37          1,122          (816)         1,250

LIABILITIES SUBJECT TO COMPROMISE...........         3,961          407             21        (2,213)         2,176

SHAREHOLDERS' EQUITY (DEFICIT):
Common stock................................             1           --             --            --              1
Additional contributed capital .............            56           --             --            --             56
Treasury stock..............................          (251)          --             --            --           (251)
Net (deficiency) excess of assets at spinoff
  and subsidiary capital....................          (113)       2,105            211        (2,316)          (113)
Accumulated other comprehensive loss........           (93)          --             --            --            (93)
Accumulated deficit.........................        (1,033)          --             --            --         (1,033)
                                               -----------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)........        (1,433)       2,105            211        (2,316)        (1,433)
                                               -----------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
  (DEFICIT).................................        $3,435       $2,549         $1,354       $(5,345)        $1,993
                                               =======================================================================

                                       CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                                 YEAR ENDED DECEMBER 31, 2006

                                                 Parent Only                     Non-                    Consolidated
                                                   Solutia      Guarantors    Guarantors   Eliminations    Solutia
                                                   -------      ----------    ----------   ------------    -------

CASH PROVIDED BY (USED IN) OPERATIONS.....          $ (277)      $   35         $   58        $   --         $ (184)
                                               -----------------------------------------------------------------------

INVESTING ACTIVITIES:
Property, plant and equipment purchases...             (66)          (6)           (37)           --           (109)
Acquisition and investment payments.......             (23)          --              7            --            (16)
Property disposals and investment proceeds               5           --             72            --             77
                                               -----------------------------------------------------------------------
CASH PROVIDED BY (USED IN) INVESTING
ACTIVITIES................................             (84)          (6)            42            --            (48)
                                               -----------------------------------------------------------------------

FINANCING ACTIVITIES:
Net change in short-term debt obligations.             350           --             --            --            350
Payments on long-term debt obligations....              --           --            (51)           --            (51)
Deferred debt issuance costs..............              (8)          --             (9)           --            (17)
Other financing activities................              --           --             (7)           --             (7)
Changes in investments and advances from
  (to) affiliates.........................              41          (30)           (11)           --             --
                                               -----------------------------------------------------------------------
CASH PROVIDED BY (USED IN) FINANCING
ACTIVITIES................................             383          (30)           (78)           --            275
                                               -----------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS...............................              22           (1)            22            --             43

CASH AND CASH EQUIVALENTS:
BEGINNING OF YEAR.........................               1           15             91            --            107
                                               -----------------------------------------------------------------------
END OF YEAR...............................          $   23       $   14         $  113        $   --         $  150
                                               =======================================================================

                                         CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                                   YEAR ENDED DECEMBER 31, 2005

                                                 Parent Only                     Non-                    Consolidated
                                                   Solutia      Guarantors    Guarantors   Eliminations    Solutia
                                                   -------      ----------    ----------   ------------    -------

CASH PROVIDED BY (USED IN) OPERATIONS.....          $ (150)      $   62         $   64        $   --          $ (24)
                                               -----------------------------------------------------------------------

INVESTING ACTIVITIES:
Property, plant and equipment purchases...             (46)         (13)           (22)           --            (81)
Property disposals and investment proceeds              79           --              2            --             81
                                               -----------------------------------------------------------------------
CASH PROVIDED BY (USED IN) INVESTING
ACTIVITIES................................              33          (13)           (20)           --             --
                                               -----------------------------------------------------------------------

FINANCING ACTIVITIES:

Net change in cash collateralized letters
  of credit...............................              17           --             --            --             17
Changes in investments and advances from
  (to) affiliates.........................              59          (41)           (18)           --             --
Deferred debt issuance costs .............              (1)          --             --            --             (1)
                                               -----------------------------------------------------------------------
CASH PROVIDED BY (USED IN) FINANCING
ACTIVITIES................................              75          (41)           (18)           --             16
                                               -----------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS...............................             (42)           8             26            --             (8)

CASH AND CASH EQUIVALENTS:
BEGINNING OF YEAR.........................              43            7             65            --            115
                                               -----------------------------------------------------------------------
END OF YEAR...............................          $    1       $   15         $   91        $   --          $ 107
                                               =======================================================================

                                      CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                                YEAR ENDED DECEMBER 31, 2004

                                                 Parent Only                     Non-                    Consolidated
                                                   Solutia      Guarantors    Guarantors   Eliminations    Solutia
                                                   -------      ----------    ----------   ------------    -------

CASH PROVIDED BY (USED IN) OPERATIONS.....          $  (53)      $   91         $    3        $   --         $   41
                                               -----------------------------------------------------------------------

INVESTING ACTIVITIES:
Property, plant and equipment purchases...             (27)         (10)           (24)           --            (61)
Acquisition and investment payments, net
  of cash acquired........................             (36)          --             --            --            (36)
                                               -----------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES.........             (63)         (10)           (24)           --            (97)
                                               -----------------------------------------------------------------------

FINANCING ACTIVITIES:
Net change in short-term debt obligations.            (361)          --             --            --           (361)
Proceeds from issuance of long-term debt
  obligations.............................             300           --             --            --            300
Net change in cash collateralized letters
  of credit...............................              87           --             --            --             87
Changes in investments and advances from
  (to) affiliates.........................              37          (94)            57            --             --
Deferred debt issuance costs..............              (9)          --             (5)           --            (14)
                                               -----------------------------------------------------------------------
CASH PROVIDED BY (USED IN) FINANCING
ACTIVITIES................................              54          (94)            52            --             12
                                               -----------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS...............................             (62)         (13)            31            --            (44)

CASH AND CASH EQUIVALENTS:
BEGINNING OF YEAR.........................             105           20             34            --            159
                                               -----------------------------------------------------------------------
END OF YEAR...............................          $   43       $    7         $   65        $   --         $  115
                                               =======================================================================